UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ESCUE ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	4931	90-0712976
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1755 Wittington Place

Suite 340

Dallas, Texas 75244

Telephone: 972-863-1354

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive Offices)

Northwest Registered Agent, LLC

401 Ryland Street

Suite 200-A

Reno, Nevada 89502

Telephone: 509-768-2249

(Name, address, including zip code, and telephone number, including area code of Agent for Service)

 Copies of all communication to:

Robert J. Huston III, Attorney at Law

10 Jetty Drive

Corona del Mar, CA 92625

Telephone: (949) 230-0259

E-mail: bob_huston@yahoo.com

Approximate date of commencement of proposed sale to the public:As soon as declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company," in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities To be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $.00001 par value	2,000,000	$2.50	$5,000,000	$503.50

____________

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

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 Dealer Prospectus Delivery Obligation

Until _____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Subject to Completion

Dated ___________________, 2015

PROSPECTUS

ESCUE ENERGY, INC.

2,000,000 Shares of Common Stock

Escue Energy, Inc. a Nevada corporation proposes to sell a maximum of 2,000,000 shares of its Common Stock, $0.00001 par value per share at a price of $2.50 per common share. There is no minimum number of shares which will be sold. Our common stock is presently traded on the OTC Markets – Pink Sheets. The offering price may not reflect the market price of our shares after the offering.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.

Please refer to "Risk Factors" on page 3 of this prospectus for details regarding the risks related to our financial condition and business model as well as risks generally associated with the Wind Turbine Industry.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SHELL COMPANY STATUS

We are a development stage company with nominal operations and assets. As a result, we are considered a shell company under Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholders ' ability to re-sell their shares in our company, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment. See "Risk Factors" for the risks of investing in a shell company.

EMERGING GROWTH COMPANY STATUS

Escue Energy, Inc. qualifies as an "emerging growth company" as defined in the Jumpstart our Business Startups Act (the "JOBS Act"), and will therefore be subject to reduced public company reporting requirements.

An emerging growth company is a company with annual gross revenues of less than $1,000,000,000 during its most recently completed fiscal year. An emerging growth company retains its status and reduced regulatory and reporting requirements associated with it until the earliest of:

•	the last day of the first fiscal year during which the Company has annual gross revenues of $1,000,000,000 or more;
•	the last day of the first fiscal year following the fifth anniversary of the Company's initial public offering ("IPO");
•	the date on which the Company has, during the previous three year period, issued more than $1,000,000,000 in non-convertible debt; or
•	the date on which the Company is deemed to be a large accelerated filer.

The Company is an emerging growth company for purposes of the Securities Act and the Securities Exchange Act as it meets the criteria of: An issuer whose initial public offering was or bill be completed after December 8, 2001, and it had total annual gross revenues of less than $1 billion during its most recent fiscal year. As such, the Company is exempt from certain regulatory and reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The JOBS Act facilitates the IPO process for emerging growth companies by exempting them from:

•

Section 14A(a) and (b) of the Exchange Act implemented by Section 951 of the Dodd-Frank Act, which requires companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

•	Section 14(i) of the Exchange Act, which will require companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;
•

Section 953(b)(1) of the Dodd-Frank Act, which will require companies to disclose the ratio between the annual total compensation of the chief executive officer and the median on the annual total compensation of all employees of the respective company;

•

The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K, of which an emerging growth company will be required to comply only with the more limited provisions of Item 402 applicable to smaller reporting companies.

•	An emerging growth company will not be required to provide an auditor's attestation report on internal financial reporting controls under Section 404(b) of the Sarbanes-Oxley Act of 2002;

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•	An emerging growth company will not have to comply with any new or revised financial accounting standards not applicable to private companies; and
•

An emerging growth company will not have to comply with any rules that the Public Company Accounting Oversight Board might adopt requiring audit firm rotation or auditor discussion and analysis of the issuer's financial statements.

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may: (i) provide only two rather than three years of audited financial statements in their IPO Registration Statement; (ii) provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required; (iii) delay compliance with new or revised accounting standards that have different effective dates for public and private companies until they are made applicable to private companies; and (iv) be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

We have decided to take advantage of the exemptions provided to emerging growth companies as outlined above. As a result, some investors may find our common stock less attractive as a result. The result may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, during the IPO offering process, emerging growth companies are exempt from: (i) restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO; (ii) certain restrictions on communications to institutional investors before filing the IPO registration statement; and (iii) the requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

This Prospectus is dated ___________________, 2015

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TABLE OF CONTENTS

GENERAL	1

PROSPECTUS SUMMARY	1

SUMMARY FINANCIAL INFORMATION	3

RISK FACTORS	3

DETERMINATION OF OFFERING PRICE	10

PLAN OF DISTRIBUTION	10

LEGAL PROCEEDINGS	10

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	11

COMMITEES. AUDIT COMMITTEE FINANCIAL EXPERT	12

SECURITY OWNERSHIP OF CERTIAN BENEFICIAL OWNERS AND MANAGEMENT	13

DESCRIPTION OF SECURITIES TO BE REGISTERED	15

INTERESTS OF NAMED EXPERTS AND COUNSEL	16

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	16

EXPERTS	16

VALIDITY OF SECURITIES	17

DESCRIPTION OF BUSINESS	17

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS	21

DESCRIPTION OF PROPERTY	24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24

EXECUTIVE COMPENSATION	24

COMPENSATION OF DIRECTORS	27

FINANCIAL STATEMENTS	F-1

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GENERAL

As used in this Prospectus, references to "the Company," "Escue", EEI, "we", "our," "ours" and "us" refer to Escue Energy, Inc. unless otherwise indicated. In addition, any references to our "financial statements" are to our consolidated financial statements except as the context otherwise requires.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire Prospectus, including "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, before making an investment decision.

Company management has determined that it is in the best interests of the Company to become a reporting company under the Securities And Exchange Act of 1934, and endeavor to establish a public trading market for the Company common stock, because management believes: (i) it will increase the Company's profile as an active company in the Wind Turbine Market, giving it greater identity and recognition which will help in conducting its business: (ii) it will make it easier for the Company to obtain terms from vendors; and (iii) it will make it easier for the Company to attract additional equity capital, which the Company needs in order to further implement its business plan.

The Company is a development stage company and is in need of additional capital to pursue its business plan. The Company proposes to raise up to $5,000,000 to roll-out its business plan and there is no assurance that it will be successful in doing so. Being a fully-reporting public company entails significant additional expense which the Company will have to fund; at present the Company's common stock trades on the OTC Markets – Pink Sheets under the symbol ESCU:PK. The stock currently is traded as a penny stock. As a result, prospective investors are cautioned to carefully read the risk factors set forth herein prior to making an investment decision.

Corporate Background and Our Business

The Company is a development stage company that is in the process of implementing its business plan, but has had no revenues to date. We are not a blank check company and have no plans or intention to engage in a merger or acquisition with an unidentified company, companies, entity or person, nor do we nor any of our affiliates intend for the Company, once it is publicly traded, to be used as a vehicle for some other private company to become a publicly traded company.

Escue Energy, Inc. was incorporated in the State of Delaware in February, 1988 under the name Technicraft Financial, Ltd. In October 1991, the Company changed its name to LBM-US, Inc. ("LBM"). Pursuant to an agreement effective August, 1994, LBM acquired all of the assets and liabilities of GK Intelligent Systems, Inc., a Texas corporation, in exchange for 6,758,920 shares of LBM common stock which were issued to Gary F. Kimmons and his family partnership. The remaining 963,275 shares of LBM common stock then outstanding were retained by the former shareholders of LBM in transaction treated for accounting purposes as a reverse merger. At that time the Company changed its names to GK Intelligent Systems, Inc. On April 3, 2002, the Company effectuated a 1-for-10 reverse split of its common stock. On May 18, 2005, the Company changed its name to M Power Entertainment, Inc. and effectuated a 1-for-200 reverse split of its common stock. On September 4, 2007, the Company changed its name to eDoorways Corporation and effectuated a 1-for-2,000 reverse split of its common stock. In May 2010, the Company changed its name to eDoorways International Corporation. On October 27, 2011, the Company effectuated a 1-for-1,000 reverse split of its common stock. On May 6, 2013, the Company converted from a Delaware corporation to a Nevada corporation. On June 23, 2015, a Certificate of Amendment to Articles of Incorporation of the Company, which was filed with the Nevada Secretary of State on June 1, 2015, was declared effective by FINRA – Corporate Actions, whereby the Company effectuated (i) A reduction in the number of authorized shares of common stock from 2,500,370,900 to 250,000,000; (ii) a Change of name from eDoorways International Corporation to Escue Energy, Inc.; and (iii) a 1-for-2,000 reverse split of the Company's common stock, $0.00001 par value per share.

The Company intends to manufacture, sell and deploy advanced, patented, H-type, Straight-Bladed Vertical Axis Wind Turbine (VAWT) technology in the market for utilization of renewable energy sources. EEI has the vision to make EEI vertical axis wind turbines a significant contributor to the Global Green Energy supply portfolio, with environmentally friendly and sustainable energy power systems for grid-connected facilities, and an affordable renewable energy option in utility power generation application by the year 2020. The following devices are illustrative of those we intend to manufacture.

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Large Multi-Megawatt Wind Turbine:

According to the market forecasts, most countries worldwide are planning to ensure that wind energy supplies 20 percent of the country's demand by 2025. Obtaining 20% of the country's electricity supply from wind by 2025 would generate 64 to 600 billion US $ of investment depending on the country,

As a new entrant in the market, EEI will offer little threat of competition and instead help accelerate the dramatic developments in the market for renewable energy sources. Proceeds of the offering will be used in part for the development of certified demonstration units. This will be the prime mover in the project, and in marketing and sales promotion. The 3 categories of revenue streams will be 1) Project Developers, 2) Wind Farm Owners, and 3) Technology Licenses.

As compared to the existing multi-megawatt horizontal axis wind turbines, we believe that typical concerns such as noise, safety in operation, birds and bats kill, damage to turbine blades due to lightning strikes, and high maintenance costs have been addressed by the EEI wind turbines patented design.

Small (<100 KW) Wind Turbine:

According to the American Wind Energy Association (AWEA), the market for small wind systems (those with less than 100kW of generating capacity) is growing rapidly. The global market potential is expected to maintain double-digit growth and continue a 30% plus annual growth for the next decade. The market potential for small wind turbines, by the year 2020, is estimated at about 1 billion US$ / year in the U.S.A, and 2 to 3 billion US$ / year globally.

The Company believes that the Small Wind Turbines, which the Company intends to design, manufacture and market in the United States, Canada and in select international markets, will differ from existing designs of small wind turbines which have problems such as: Reliability, Acceptability of the small wind turbines by the public, and Affordability, due to reduced annual energy production, in areas with low wind conditions. For these reasons, the existing small wind turbine industry is [a] Unable to meet the existing demand, and [b] Powerless to capture the growing market, for small wind turbines,

What distinguish EEI wind turbines from other small wind turbines are their patented design and innovations that specifically address these market concerns. With our EEI vertical axis wind turbines, we believe that we will be well placed to compete with the local and international companies manufacturing small wind turbines.

Our current headquarters are located at 1755 Willington Place, Suite 340, Dallas, TX 75244. Our website is located at www.escueenergy. Our telephone number is 972-863-1354.

THE OFFERING

Securities offered:	2,000,000 shares of Common Stock, $0.00001 par value per share

Offering price:	$2.50 per share

Shares outstanding prior to the offering:	41,135,059 shares of Common Stock

Shares to be outstanding after the offering, if fully subscribed:	43,635,059 shares of Common Stock

Use of proceeds:

$5,000,000

• General and Administrative Costs

• Blueprints and design for the 2, 10, 20 and 100 KW Wind Turbines

• Building 4 prototypes

• Testing

• Obtaining certification of prototypes by USA and Canadian authorities

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SUMMARY FINANCIAL AND OPERATING INFORMATION

Selected Financial Data

We are a smaller reporting company and not required to provide this information.

Supplementary Financial Information

We are a smaller reporting company and not required to provide this information.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this registration statement, prospective purchasers of the securities offered hereby should consider carefully the following factors in evaluating the Company and its business.

The securities we are offering through this registration statement are speculative by nature and involve an extremely high degree of risk and should be purchased only by persons who can afford to lose their entire investment. We also caution prospective investors that the following risk factors could cause our actual future operating results to differ materially from those expressed in any forward looking statements, oral, written, made by or on behalf of us. In assessing these risks, we suggest that you also refer to other information contained in this registration statement, including our financial statements and related notes.

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

EMERGING GROWTH COMPANY STATUS. We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, delay compliance with new or revised accounting standards that have different effective dates for public and private companies until they are made applicable to private companies, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. We have decided to take advantage of the exemptions provided to emerging growth companies and as a result our financial statements may not be comparable to companies that comply with public company effective dates. In addition, some investors might find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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INVESTMENT IN OUR SHARES IS SPECULATIVE. The shares of our common stock being offered by the Company are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

WE ARE DEPENDENT UPON EXTERNAL FINANCING TO FUND OUR ONGOING OPERATIONS AND IMPLEMENT OUR BUSINESS PLAN. Currently, we are dependent upon external financing to fund our operations. We project that the Company will need over the next 24 months approximately $5,000,000 in additional working capital to meet short term liquidity requirements and to begin implementation of our business plan. Of this sum, approximately $100,000 is estimated to be required to fund our public reporting requirements. It is imperative that we obtain this external financing to finance ongoing operations. We currently do not have commitments from third parties for additional capital. We cannot be certain that any such financing will be available, or available on commercially reasonable terms.

Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price and require us to curtail or cease operations, sell off our assets, and/or perhaps seek protection from our creditors through bankruptcy proceedings.

Furthermore, additional equity financing, if obtained, may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, which may require that we relinquish valuable rights.

WE HAVE NOT PROVEN THAT WE CAN GENERATE A PROFIT. IF WE FAIL TO GENERATE INCOME AND ACHIEVE PROFITABILITY, AN INVESTMENT IN OUR SECURITIES MAY BE WORTHLESS. We have no operating history and have not proved we can operate successfully. We face all of the risks inherent in a new business. If we fail, your investment in our common stock will become worthless. From inception in February 1988 to the period ended September 30, 2015, we have incurred a net loss of $2,950,598 and did not earn any revenue. We do not currently have any revenue producing operations.

NO ASSURANCE WE WILL BE SUCCESSFUL AND ULTIMATELY OPERATE PROFITABLY. We are currently operating at a loss, and there is no assurance that our plans and strategies will be successful, or that we will be able to operate profitably. If we cannot operate profitably, you could lose your entire investment. We may not generate sufficient revenues in the next twelve months to become profitable and therefore will have to rely solely on the cash we raise from the private sale of debt or equity securities. Our ability to privately sell our securities is uncertain, as are the future terms upon which they might be sold.

OUR FINANCIAL RESULTS MAY BE ADVERSELY AFFECTED IF WE ARE UNABLE TO EXECUTE ON OUR MARKETING STRATEGY. We have and will continue to focus our marketing of the wind turbine products. If our assumptions regarding our marketing efforts and strategies prove incorrect, our ability to generate profits from may be less than we have assumed. In such case, we may need to increase expenses or otherwise alter our strategy and our results of operations could be negatively impacted.

WE MAY INCUR LOSSES IN THE FUTURE AS WE EXPAND OUR BUSINESS. We had an accumulated deficit of $2,950,598 as of September 30, 2015. We anticipate that our profitability will be impacted as we continue to invest in our growth, through increased spending in some areas. These efforts may prove more difficult than we currently anticipate, and we may not succeed in realizing the benefits of these efforts in a short time frame, or at all. Many of our efforts to generate revenue from our business are new and unproven, and any failure to increase our revenue could prevent us from attaining or increasing our profitability. We cannot be certain that we will be able to attain or increase profitability on a quarterly or annual basis. If we are unable to effectively manage these risks and difficulties as we encounter them, our business, financial condition and results of operations may suffer.

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WE OPERATE IN A HIGHLY COMPETITVE INDUSTRY MUST COMPETE SUCCESSFULLY IN ORDER TO GROW OUR BUSINESS. We expect competition in the wind turbine industry to continue to increase. Many of our potential competitors have longer operating histories, significantly greater financial, marketing and other resources. These factors may allow our competitors to benefit from their existing customer base with lower customer acquisition costs or to respond more quickly than we can to new or emerging technologies. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build larger customer bases or generate revenue from their customer bases more effectively than we will be able to do.

GOVERNMENT REGULATION OF THE WIND TURBINE INDUSTRY AND UNFAVORABLE CHANGES OR FAILURE BY US TO COMPLY WITH THESE REGULATIONS COULD SUBSTANTIALLY HARM OUR BUSINESS AND RESULTS OF OPERATIONS. We are subject to general business regulations and laws as well as regulations and laws specifically governing the use of wind turbines. Specifically, with respect to Federal agencies, projects involving wind turbines are subject to FAA lighting requirements, FAA and FCC regulations for signal interference, and Environmental Protection Agency regulations under the Endangered Species Act. In order to meet certain regulations are products are required to be tested and certified by the American Wind Energy Association, a non-governmental group. At the state and local level in the United States there are zoning and land use regulations for the installation of wind turbines. Existing and future regulations and laws could impede the growth of the wind turbine industry. Adverse legal or regulatory developments could substantially harm our business.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS OR MAY BE ACCUSED OF INFRINGING INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. We regard our patents, trade secrets, proprietary technology and similar intellectual property as critical to our success, and we rely on trademark, copyright and patent law, trade secret protection and confidentiality and/or license agreements with our employees and others to protect our proprietary rights. Effective intellectual property protection may not be available in every country in which our deals are made available. We also may not be able to acquire or maintain appropriate domain names or trademarks in all countries in which we do business. Furthermore, regulations governing domain names may not protect our trademarks and similar proprietary rights. We may be unable to prevent third parties from acquiring and using domain names that are similar to, infringe upon or diminish the value of our trademarks and other proprietary rights. We may be unable to prevent third parties from using and registering our trademarks, or trademarks that are similar to, or diminish the value of, our trademark in some countries.

The protection of our intellectual property may require the expenditure of significant financial and managerial resources. Moreover, the steps we take to protect our intellectual property may not adequately protect our rights or prevent third parties from infringing or misappropriating our proprietary rights. We are currently subject to multiple lawsuits and disputes related to our intellectual property and service offerings. We may in the future be subject to additional and disputes. The costs of engaging in such litigation and disputes are considerable, and there can be no assurances that favorable outcomes will be obtained.

We may be subject to third party claims that we infringe their proprietary rights or trademarks. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, injunctions against us or the payment of damages by us. We may need to obtain licenses from third parties who allege that we have infringed their rights, but such licenses may not be available on terms acceptable to us or at all. These risks have been amplified by the increase in third parties whose sole or primary business is to assert such claims.

OUR BUSINESS DEPENDS ON A STRONG BRAND AND IF WE ARE NOT ABLE TO MAINTAIN AND ENHANCE OUR BRAND, OUR ABILITY TO EXPAND OUR MARKET WILL BE IMPAIRED AND OUR BUSINESS AND OPERATING RESULTS WILL BE HARMED. We believe that the brand identity that we have developed will significantly contribute to the success of our business. We also believe that maintaining and enhancing a brand is critical to expanding our market. Maintaining and enhancing our brand may require us to make substantial investments and these investments may not be successful. If we fail to promote and maintain our brand, or if we incur excessive expenses in this effort, our business, operating results and financial condition will be materially and adversely affected. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brand may become increasingly difficult and expensive.

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RISKS RELATED TO THIS OFFERING

OUR COMMON STOCK IS CURRENTLY TRADED ON THE OTC MARKETS, INC. – PINK SHEETS. Our common stock is currently traded on the OTC Markets, Inc. – Pink Sheets, which by many investors is not deemed a top tier market. To be quoted on the OTC Markets, Inc. higher level, the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. To date, we have not engaged a market maker to apply for quotation on the OTCQB on our behalf. However we will seek to have the shares quoted by a market maker on the OTCQB immediately following the effectiveness of this registration statement.

Because of this limited liquidity, stockholders may be unable to sell their shares. Moreover, once and if our shares are registered on the OTCQB, sales or purchases of relatively small blocks of common stock could have a significant impact on the price at which our common stock is traded. The trading price of our common stock may be affected by a number of factors, including events described in the Risk Factors set forth in this Prospectus, as well as our operating results, financial condition, public announcements by us, general conditions in the Wind Turbine industry, and other events or factors. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock.

FUTURE SALES OF SHARES COULD NEGATIVELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK. Increased sales of shares of common stock in the public market could adversely affect the market price of our common stock.

AS A PUBLIC COMPANY, WE WILL BE REQUIRED TO MEET PERIODIC REPORTING REQUIREMENTS UNDER SEC RULES AND REGULATIONS. COMPLYING WITH FEDERAL SECURITIES LAWS AS A PUBLIC COMPANY IS EXPENSIVE AND WE WILL INCUR SIGNIFICANT TIME AND EXPENSE ENHANCING, DOCUMENTING, TESTING AND CERTIFYING OUR INTERNAL CONTROL OVER FINANCIAL REPORTING. We intend to be publicly-traded company following completion of this offering. We will be required to file periodic reports containing our financial statements within a specified time following the completion of each quarterly and annual period, which comply with SEC rules and regulations, including audited financial statements. Prior to this offering, we have not been required to comply with SEC requirements, including requirements to have our financial statements completed and reviewed or audited within a specified time. We may experience difficulty in meeting these SEC's reporting requirements. Any failure by us to file compliant periodic reports with the SEC in a timely manner could harm our reputation and reduce the trading price of our common stock, once and if it becomes publicly traded.

As a public company we will incur significant legal, accounting, insurance and other expenses. Compliance with the Sarbanes-Oxley Act of 2002 and with other SEC rules will increase our legal and financial compliance costs and make some activities more time-consuming and costly. We cannot predict or estimate with precision the amount of additional costs we may incur or the timing of such costs.

Furthermore, after we become a public company, SEC rules require that our chief executive officer and chief financial officer periodically certify the existence and effectiveness of our internal control over financial reporting.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE; ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

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OUR STOCK IS PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND FINRA'S SALES PRACTICES REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our shares of common stock may be deemed to be "penny stock" as that term is defined in Regulation Section "240.3a51-1" of the Securities and Exchange Commission (the "SEC"). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $2,675,000 for the last three years. Section "15(g)" of the United States Securities Exchange Act of 1934, as amended, and Regulation Section "240.15g(c)2" of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be "penny stock". Moreover, Regulation Section "240.15g-9" of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.

Compliance with these requirements may make it more difficult for our investors to resell their shares of common stock to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include: (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The low price of our common stock might have a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker's commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company's shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

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CURRENTLY, NONE OF OUR SECURITIES MAY BE RESOLD PURSUANT TO RULE 144.

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we have nominal assets and nominal operations. Accordingly, our issued securities can only be resold through registration under Section 5 of the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed a statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company and (ii) have filed current "Form 10 information" with the SEC reflecting our status as an entity that is no longer a shell company and have filed all reports and other materials re quired to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports), does the Company's stock become Rule 144 eligible. "Form 10 information" is, generally speaking, the same type of information as we are required to disclose in this registration statement.

These circumstances regarding how Rule 144 applies to shell companies will hinder the resale of shares of the Company until the aforesaid conditions are met.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS REDUCES THE COST-EFFECTIVENESS OF SHAREHOLDER DERIVATIVE LAWSUITS AGAINST THE COMPANY, ITS OFFICERS AND DIRECTORS.

Our bylaws include a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Nevada Revised Statutes, subject to certain exceptions. We intend to obtain directors' and officers' insurance for our directors, officers and some employees for specified liabilities.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.

AS A PUBLIC COMPANY, WE WILL BE REQUIRED TO MEET PERIODIC REPORTING REQUIREMENTS UNDER SEC RULES AND REGULATIONS. COMPLYING WITH FEDERAL SECURITIES LAWS AS A PUBLIC COMPANY IS EXPENSIVE AND WE WILL INCUR SIGNIFICANT TIME AND EXPENSE ENHANCING, DOCUMENTING, TESTING AND CERTIFYING OUR INTERNAL CONTROL OVER FINANCIAL REPORTING.

We intend to be publicly-traded company with our stock trading on OTC Markets, Inc. – QB level ("OTCQB") and, as a result, we will be subject to the periodic and current reporting requirements of Section 13(a) of the Exchange Act of 1934, as well as the beneficial ownership and short-swing rules under Sections 16 and 13(d) and the tender offer and proxy rules under Sections 13E and 14 of the Exchange Act of 1934.

We will be required to file periodic reports containing our financial statements within a specified time following the completion of each quarterly and annual period, which comply with SEC rules and regulations, including audited financial statements. We may experience difficulty in meeting these SEC reporting requirements. Any failure by us to file compliant periodic reports with the SEC in a timely manner could harm our reputation and reduce the trading price of our common stock, once and if it becomes publicly traded.

As a public company we will incur significant legal, accounting, insurance and other expenses. Compliance with the Sarbanes-Oxley Act of 2002 and with other SEC and rules, will increase our legal and financial compliance costs and make some activities more time-consuming and costly. We cannot predict or estimate with precision the amount of additional costs we may incur or the timing of such costs.

Furthermore, after we become a public company, SEC rules require that our chief executive officer and chief financial officer periodically certify the existence and effectiveness of our internal controls over financial reporting. However, smaller reporting companies are not be required to obtain auditor attestation with respect to management's conclusion about the effectiveness of internal controls over financial reporting. It is our intention to avail ourselves of this exemption for as along we remain a smaller reporting company.

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WE WILL BE EXEMPT FROM EVALUATING AND DISCLOSING THE EFFECTIVENESS OF OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING FOR A PERIOD OF TIME.

We will not be required to evaluate the effectiveness of our internal controls over procedures for financial reporting nor will we be required to disclose the results of such evaluation, until the filing of our second annual report. The lack of such evaluations may lead to an extended period of inadequate internal controls which could jeopardize the accuracy of our financial reporting, the result of which would be that investors would not be aware of any inaccurate reporting of our financial affairs.

FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain certain forward-looking statements and are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Statements that are not based on historical facts, which can be identified by the use of such words as "likely," "will," "suggests," "target," "may," "would," "could," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," and similar expressions and their variants, are forward-looking. Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations", and elsewhere herein. These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We undertake no obligation to update forward-looking statements.

USE OF PROCEEDS

We propose to sell up to 2,000,000 shares of our Common Stock at a price of $2.50 per share for a maximum gross proceeds of $5,000,000. The proceeds are to be used as follows over a period of 2 years:

•	Estimated for Expenses to meet Public Reporting Requirements - $100,000

•	Total General and Administration Expenses and Research and Development expenditures for the design of the 2, 10, 20, and 100 KW Wind Turbines prototype demonstration units. - $2,100,000

•	Building, testing, and installing of 4 prototype units - $2,300,000

•	Operational testing and obtaining certification of prototypes by USA and Canadian authorities - $500,000

 DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our common stock and our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

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DETERMINATION OF OFFERING PRICE

The fixed offering price of $2.50 may not reflect the market price of our shares after the offering. The offering price does not bear any relationship whatsoever to our assets, earnings, book value or any other objective standard of value. We selected the price for the common stock based upon the present bid/ask price of our common stock, the size of our market, our perception of our own uniqueness in the market and our beliefs about trends in our industry. Among the other factors we considered in determining the offering price that served to decrease it significantly were our lack of operating history, our succession of losses to date, or lack of liquid assets, and our continuing need for outside capital through the sale of equity or debt securities assumption in order to keep operating our business.

DILUTION

We currently have 41,135,059 shares of our Common Stock issued and outstanding. The shares that are currently being registered under this registration statement will have a dilutive effect on those shares presently issued and outstanding.

PLAN OF DISTRIBUTION

The shares will be sold at the fixed price of $2.50 until the common stock becomes quoted by a market maker on the OTC Markets, Inc. - OTCQB. We will file a post-effective amendment to reflect the change to a market price if and when the shares are quoted by a market maker on the OTCQB.

To be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. To date, we have not engaged a market maker to apply for quotation on the OTCQB on our behalf. However we will seek to have the shares quoted by a market maker on the OTCQB immediately following the effectiveness of this registration statement.

EXPENSES OF REGISTRATION

We are bearing all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $35,000.00, including, but not limited to, legal, accounting, printing and mailing fees.

LEGAL PROCEEDINGS

On August 31, 2006, Deanna S. Slater, an independent contractor formerly with M Power Entertainment, Inc. (predecessor to Escue Energy, Inc.), brought suit in County Civil Court at Law Number Four in Harris County, Texas, Docket Number 872,560, alleging breach of contract, quantum meruit, promissory estoppel and for attorney's fees. No specific dollar amount was claimed by Ms. Slater, and the Court on December 29, 2006 grant our Special Exceptions and she was required to replead her petition alleging the amount she sought in damages along with certain other pleading requirements. The pre-lawsuit demand for payment of $15,785.25. Trial was had on this matter in November 2007. On December 31, 2007, the Court awarded Deanna S. Slater the sum of $3,400 in damages and $5,000 in attorney's fees. The Judgment remains in effect as of the date hereof.

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A lawsuit was initiated against the Company in the matter entitled Growth Acceleration Partners vs. eDoorways International Corporation, Ian Mitchell and eDoorways Corporation, Inc. on November 17, 2010 I the 345th Judicial District of Travis County, Texas in Cause N. D-1-GN-10-004048. A Motion to Retain was filed by the Plaintiff in June 2013 and settlement negotiations resulted in an Agreed Judgment in favor of Plaintiff of $7,995 with attorney's fees of $17,989 which was entered by the Court on December 6, 2013. There was a Forbearance Agreement from execution for six months from entry. The Judgment remains in effect as of the date hereof.

We are not aware of any other claims or assessments, other than described above, which may have a material adverse impact on our financial position or results of operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers. Also the principal officers and positions with us held by each person and the date such person became our director, executive officer. Our executive officers are appointed by our Board of Directors. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. The family relationships among our directors and executive officers is as follows: Saeed Quraeshi is the brother of Sohail Quraeshi who is the father of Shahmir Quraeshi.

Name	Position	Date of Appointment/Election

Saeed Quraeshi	Chairman of the Board, Chief Technology Officer	April 4, 2015

Sohail Quraeshi	Chief Executive Officer, President	April 4, 2015
Director

Madhu Sethi	Chief Operating Officer	April 4, 2015
Director

Shahmir Quraeshi	Chief Financial Officer, Secretary, Treasurer	April 4, 2015

BIOGRAPHIES

Saeed Quraeshi (82) – Chairman of the Board and Chief Technology Officer. Mr. Quraeshi is a graduate of Oklahoma State University with a Master's of Science in Mechanical Engineering, Power Option (specializing in power generation). Mr. Quraeshi has over 45 years of experience in consulting experience, of which 20 years have been in the energy field and 25 years have been in the design and engineering of electrical generation projects. Mr. Quraeshi has actively participated in the Canadian wind energy program since 1978. He is the designer of the 4-MV, project EOLE – the world's largest Vertical Axis Wind Turbine Generator power plant located in Cap Chat, Quebec. He is the developer of the innovative design for small vertical-axis wind turbines which are the basis of the Company's patents. Since 1988, he has provided consulting engineering services on power projects to clients (CANATOM, Hydro Quebec, Ontario Hydro, RSW and MONENCO).

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Sohail Quraeshi (59) – Chief Executive Officer, President and director. Mr. Quraeshi is a graduate of Buckingham University in the United Kingdom (L.Sc. Economics). He has been actively involved financial and securities industry as a Security Analyst with various international banking institutions in the United States, Asia Europe and the Middle East. In 2004, he co-founded and was Chairman of Kosmo Systems, a digital media company and leading provider of content for Mobile Devices in the WiFi arena.

Madhu Sethi (53) – Chief Operating Officer and director. Mr. Sethi is a graduate of St. John's University (New York) with undergraduate (B. Commerce) and graduate (MBA – Business /International Marketing) degrees. Mr. Sethi has extensive executive management experience. In 1989 in founded and was the President and CEO of Innovation Computers in Miami. He served in this capacity until 1998. From 1999 to 2002, he was a founder and Executive Vice President of World Link Technologies in Miami. From 2002 until 2007, he was a founder and Executive Vice President of Workers Equity in Dubai (UAE). From 2007 until 2014, Mr. Sethi served as President of Jaipuria Group in New Delhi, India.

Shahmir Quraeshi (28) – Chief Financial Officer, Secretary and Treasurer. Mr. Quraeshi received his undergraduate education at American International University and a Master's degree in Leadership and Management from Palm Beach Atlantic University. Mr. Quraeshi started his career training as an analyst with Crossbow Ventures, a leading South Florida venture capital firm. He has an extensive knowledge of private equity and structured finance.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of our officer nor directors, promoters or control persons have been involved in the past ten years in any of the following:

(1)	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

COMMITTEES: AUDIT COMMITTEE FINANCIAL EXPERT

The Company does not currently have an Audit Committee.

CODE OF ETHICS

The Company has not adopted a Code of Ethics.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 21, 2015, with respect to the beneficial ownership (1) of the Company's outstanding Common Stock and Preferred Stock by (i) any holder of more than five (5%) percent; (ii) the Company's executive officer and directors; and (iii) the Company's directors and executive officer as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, the address of each stockholder listed in the table is correct. As of the date of this Prospectus, there are 41,135,059 shares of common stock, 1,000 shares of Series A preferred stock, 50,000 shares of Series F preferred stock, 47,696 shares of Series G preferred stock, and 5,953 shares of Series H preferred stock issued and outstanding.

Stock Class	Name/Title	Number of Shares (2)	Percent of Class Issued and Outstanding Before Offering	Percent of Class Issued and Outstanding After Offering

	Officers and Directors

Common	Saeed Quraeshi (1) Chairman of the Board, Chief Technology Officer	-0-	-0-	-0-

Common	Sohail Quraeshi (1)(3) Chief Executive Officer, President and director	40,000,000	97.24	92.73

Common	Madhu Sethi (1) Chief Operating Officer and director	-0-	-0-	-0-

Common	Shahmir Quraeshi (1) Chief Financial Officer, Secretary and Treasurer	-0-	-0-	-0-

Common	Officers and Directors as a Group (4 Members)	40,000,000	97.24	91.67

Preferred A	Sohail Quraeshi Chief Executive Officer, President and director (1)	1,000	100	100

	5% or Greater Shareholder

Common	Escue Wind S.L (1) (3)	40,000,000	97.24	92.73

Preferred A	Sohail Quraeshi (1)	1,000	100	100

Preferred F	Ajene Watson LLC 48 Wall Street 11th Floor New York, NY 10005	50,000	100	100

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Preferred G	Michael Cummings 9008 Wildwater Way Round Rock, TX 78681	42,926	89	89

	Johnnie Fox 3298 Middleburg Road Decaturville, TN 38329	4,770	11	11

Preferred H	Richard Davis c/o InvestorsVoice LLC 4920 Magnolia Cove Kingwood, TX 77345	5,953	100%	100%
________________

(1)	The address for this individual is c/o Escue Energy, Inc., 1755 Wittington Place, Suite 340, Dallas, TX 75244

(2)

Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. No shares that are beneficially held by beneficial owners or management are attributable to any convertible securities, option or warrant, as there are none outstanding. Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

(3)	Sohail Quraeshi is deemed to be a beneficial owner of these shares, as he is the record owner of Escue Wind, S.L., a Spanish corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

On September 1, 2015, the Company entered into a Patent Sale Agreement with Escue Wind S.L, a Spanish corporation (the "Seller), whereby the Company acquired certain United States and Canadian Patents for a "Straight-Bladed Vertical Axis Wind Turbine". The consideration paid by the Company to the Seller is 40,000,000 shares of the Company's common stock, with the total value of the transaction being $40,000,000.00. The Chief Executive Officer of the Seller is Sohail Quraeshi, who is also the Chief Executive Officer, President and a Director of the Company, Sohail Quraeshi is the record owner of Escue Wind S.L.

Director Independence

At this time we do not have a policy that our directors or a majority are independent of management. As of the date of this Prospectus, we have 3 directors. It is our intention to implement a policy in the future that a majority of the Board member be independent of our management as the members of the board of director's increases after implementation of our business plan. A director is considered independent if the Board affirmatively determines that the director (or an immediate family member) does not have any direct or indirect material relationship with us or our affiliates or any member of our senior management or his or her affiliates. The term "affiliate" means any corporation or other entity that controls, is controlled by, or under our common control, evidenced by the power to elect a majority of the Board of Directors or comparable governing body of such entity. The term "immediate family member" means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in law, brothers- and sisters-in-laws and anyone (other than domestic employees) sharing the director's home.

Committees: Audit Committee Financial Expert.

The Company does not currently have an Audit Committee.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of our capital stock and the provisions of our Articles of Incorporation and By-Laws, each as amended, is only a summary.

Our Articles of Incorporation authorize the issuance of 250,000,000 shares of common stock, $0.00001 par value per share, and 120,001,000 shares of preferred stock, $0.001 par value per share, 1,000 shares of which are Series A, 50,000,000 shares of which are Series F, 60,000,000 shares of which are Series G and 10,000,000 shares of which are Series H. As of October 21, 2015, there were 41,135,059 outstanding shares of common stock, 1,000 outstanding shares of Series A Preferred Stock, 50,000 outstanding shares of Series F Preferred Stock, 47,696 outstanding shares of Series G Preferred Stock and 5,953 outstanding shares of Series H Preferred Stock. The Company has previously rescinded Series B, C, D and E. Set forth below is a description of certain provisions relating to our capital stock.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock is, therefore, unlikely in the foreseeable future.

Preferred Stock

Series A – The Series A Preferred Stock is not entitled to dividends, has no liquidation preference and is not convertible into shares of common stock. With respect to voting rights, the shares, collectively, are entitled to that number of votes which shall equal Seventy-five percent (75%) of all eligible votes.

Series F – The Series F Preferred Stock is entitled to a quarterly dividend of 5% per annum. The accrued dividend, may, at the option of the holder, be converted into common stock of the Company at a conversion price equal to the closing price of the Company's common stock as of the date of declaration of the dividend (or the most recent trading day if there were no trades on the dividend declaration date). The shares are entitled to a liquidation preference of $0.10 per share, plus unpaid accrued dividends. The shares may be converted into shares of common stock at the option of the holder with a conversion rate of Five (5) shares of Series F Preferred Stock for each share of common stock with no fractional shares being issued. The holder of the Series F Preferred Stock has optional redemption rights as to the principal amount and accrued interest.

Series G – The Series G Preferred Stock is not entitled to dividends and has no liquidation preference or redemption rights. The shares may be converted at the option of the holder at a conversion rate of One (1) share of Series G Preferred Stock for each share of common stock with no fractional shares being issued. The shares shall be entitled to one vote for each share.

Series H – The Series H Preferred Stock is not entitled to dividends and has no liquidation preference or redemption rights. The shares may be converted into shares of common stock at the option of the holder with a conversion rate of Five (5) shares of Series H Preferred Stock for each share of common stock with no fractional shares being issued.

The shares shall be entitled to one vote for each share.

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Dividend Policy

We currently intend to retain any earnings for use in our business, and therefore do not anticipate paying cash dividends in the foreseeable future.

Anti-Takeover Effects Of Provisions of the Articles of Incorporation Authorized and Unissued Stock.

The authorized but unissued shares of our common stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or private offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a material interest, in the registrant or any of its parents or subsidiaries.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws include an indemnification provision under which we have agreed to indemnify our directors and officers and hold them harmless from and against claims arising from or related to acts or omissions while a director or officer of the Company, including costs and legal expenses, to the fullest extent permitted by Nevada Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered) we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal years ended December 31, 2014, 2013 and 2012 have been audited by EastWest Accounting Services, LLC of Miami, Florida. The reports of EastWest Accounting Services, LLC are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing.

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VALIDITY OF SECURITIES

The opinion solely regarding validity of the shares offered herein has been provided by Robert J. Huston III and has been filed with the Registration Statement.

DESCRIPTION OF BUSINESS

Corporation Organization

Escue Energy, Inc. is a Nevada corporation, which was initially formed in Delaware in February 1988 Technicraft Financial Ltd. After several name changes the name was subsequently changed to e-Doorways International, Inc. September 4, 2007. On May 6, 2013, the Company reincorporated in the State of Nevada. On June 23, 2015, the Company's name was changed to Escue Energy, Inc.

Business of the Company

Escue Energy, Inc. is a development stage company whose business plan is to manufacture and market Vertical – Axis Wind Turbines based upon the conceptual designs covered by the United State and Canadian patents which are held by the Company. The Company believes that wind power is a competitive renewable energy source. The demand for power generation by wind turbines is spurred for many reasons. These include:

•	Public acceptance to the use of renewable energy (wind and solar power).
•	Encouragement for use of renewable energy by individuals and governments.
•	Improvements in life cycle costs due to reduction in prices of wind turbines.
•	Escalating costs for conventional fuels.
•	Demand for risk-free and acceptable forms of energy to preserve the environment from pollution, and to reduce global warming.

EEI VISIONS AND GOALS

EEI has the vision to emerge as an industry leader in environmentally friendly and sustainable energy power business with Small KW & Large MW wind turbines. EEI will bring about significant innovations in wind turbine technology that will make it possible to contribute significantly to the Global Green Energy supply portfolio and improve quality of life and economic opportunities in developing nations.

EEI goals are:

•	To build between 2-100 kw units. As the first phase
•	To identify subcontractors with production facilities to service both domestic and international markets to serve the geographic needs of the market.
•	To become an eminent supplier of both small and large wind turbine worldwide.

17

EEI VAWT TECHNOLOGY

EEI's Vertical Axis Wind Turbine (VAWT) technology has been developed from the result of the experiences of our Chief Technology Officer with 45 years of know-how captured from the work performed in the design, engineering, building, construction and operation of numerous electrical power generation systems consisting coal, oil, nuclear and wind. Design verification and validation for wind turbines were obtained with the development of a 4 MW VAWT in 1987 and a 1.5kW VAWT in 2003.

EEI's VAWT incorporate patented innovations designed to meet all the specified criteria for the next generation of wind turbine solutions:

•	Patented design to overcome identified technological barriers
•	Robust and rugged design for reliability and longer life expectancy
•	All power train located at ground level for ease of maintenance
•	Minimum maintenance and easy access for inspection and maintenance
•	Designed with FMEA / FTA to ensure safe, reliable and efficient operation
•	Noise-Free in operation (<40dB)
•	100% Lightning Protection
•	Low Speed Blades (patented)
•	Patented blade design and "Blade Pitch Control System"
•	All Major Components are commercially available, "off-the-shelf"
•	Minimizes Birds and Bats killing.

Market

We anticipate initial marketing and sale of our products in India, Pakistan, Africa & the America's. With respect to our initial thrust in India we anticipate significant sales in the sub-continent and other countries with growing demands for energy that lack insufficient infrastructure to meet those increased demands. We believe that our potential customers include governmental agencies as well as private energy providers. Our market could also include the private business sector, farms and individuals seeking to satisfy their own energy needs in the islands and remote locations.

In many regions of the world, such as India, China, and South Africa, rather than to purchase the wind turbines from foreign suppliers, there is a desire to acquire the latest state-of-the-art technology of wind turbines locally. Many major manufacturers of wind turbines are currently actively engaged in licensing their wind power technology to the nations interested in developing wind power industry for domestic and export purposes. We expect to also enter into such licensing agreements for our wind power technology.

18

Technology: EEI VAWT vs. HAWT (Horizontal – Axis Wind Turbines)

EEI estimates that the capital cost of the EEI VAWT technology would range from 10% to 20% less than competing HAWT wind turbines.

•

Design constraints and limitations such as size, weight and variability of parts are eliminated since these parts do not have to cater to proprietary nacelle architecture such as those for HAWT. The selection of off-the-shelf components will ensure the continuous availability and rapid procurement of components, facility in managing the logistics of such components and enable local manufacturers and suppliers to participate in the wind-farm deployment. We believe that we will enjoy the following competitive advantages.

•

The potential for long-term profitability of EEI VAWT will be achieved through the long life span (minimum 30 yrs) of the VAWT. The longer life span will also imply lower reported depreciation expenses.

•

Lower maintenance and equipment costs. Maintainability & Reliability: The VAWT units have all power generation equipment located ground level, which drastically reduces maintenance costs. Under harsh climatic conditions, the VAWT is easy to maintain due the location of equipment inside a building enclosure. VAWT units have better reliability due easy access and maintenance of the equipment located on ground level.

•	The design specifications deliberately target lower cost off-the-shelf components and materials in order to ensure viability for costs effective operation and maintenance.
•

All the power generation equipment in a HAWT unit is located at the top of the structure. Getting to the equipment in the nacelle and working there under harsh climatic conditions is time consuming and difficult, and very expensive. Time (revenue) is wasted due to extensive shut down periods in high wind conditions especially during the winter months. Improvement in maintainability and reliability results in better availability of the unit and therefore more annual energy production.

Manufacturing

Manufacturing will be provided by sub-contracting fabrication work to selected contractors in various locations and potentially different continents. EEI has already identified selected contractors in Canada and India who are prepared to provide manufacturing, installation, and servicing wind energy systems worldwide.

Sales Channels

EEI wind turbines will be sold to consumers either directly or through authorized distributors. Sales and Marketing will be provided by EEI and through certified dealers, agents, distributors and subsidiaries. Selected contractors will provide complete "turnkey" installation and on-site service. Certified dealers will receive training in the installation and servicing of EEI wind turbines. Strategic alliances and licensing agreements will be made with manufacturers in the USA and in other countries to effectively supply local markets. International marketing would include licensing arrangements with various countries willing to acquire technology and manufacturing rights.

Incentives and programs

Governments are facing increasing pressures to relieve the dependence on fossil fuels and address environmental concerns. Various incentive programs are seeking to promote the development and installation of cleaner energy solutions, especially wind. These incentive programs are usually offered by a power utility/authority as a result of a government or regulatory authority decree or by a government directly.

Categories of incentive programs include:

•	Tax credits
•	Accelerated depreciation
•	Exemption from property tax
•	Minimum purchase prices
•	Premium feed-in tariffs
•	Carbon credits

19

Competition

The Wind Turbine industry participants, primarily in the Horizontal Axis Wind Turbine (HAWT) business include Vestas, GE, Gamesa, Enercon, Suzlon and Siemens. However, because of the size and experience the Company does not deem them to be as direct competitors.

Several smaller companies which have been successful over the past several years and are active in the Vertical Axis Wind Turbine sector would include Urban Green Energy, Eastern Wind Power, SpinPower Technologies, AIRunner, Helix Wind, Windation Energy Systems, Inc., Capline Systems, UrWind, Shanghai Aeolus Windpower Technologies Co., Ltd., Enargo, Yenny Industry Co., ANew Institute, State of the Art Wind Technologies (SAWT) and Inerjy.

All of these potential competitors have been in business longer and have much more financial support for their operations. There can be no assurance that we will be able to compete successfully against current and future competitors or that the competitive pressures that we face will not materially adversely affect our business, financial condition and results of operations.

Going Concern Qualification

Our financial statements have been prepared assuming we will continue as a going concern. The Company has experienced a loss from operations which were brought forward from previous unrelated operations. For the period from inception to September 30, 2015, the Company incurred a net loss of $2,950,598.

The Company's financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. This need for additional capital and the uncertainty of obtaining such capital, along with other factors, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs.

Patents, Trademarks, Copyrights

Patent or Application No.	Country	Filing Date	Title of Patent

#U.S. 6,394,745,B1	United States	May 28, 2002	Straight-Bladed Vertical
Axis Wind Turbine

#2,309,850	Canada	June 7, 2005	Straight-Bladed Vertical
Axis Wind Turbine

From time to time, we may encounter disputes over rights and obligations concerning intellectual property. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business, our brand and reputation, or our ability to complete. Also, protecting our intellectual property rights could be costly or time consuming.

20

Regulatory

The prototype Vertical-Axis Wind Turbines will be tested and certified in accordance with the guidelines and regulations established by the American Wind Energy Association (AWEA) in the United States and the Canadian Wind Energy Association (CANWEA) in Canada, both of which are non-governmental authorities.

Employees

The Company presently has no employees other than its officers and directors.

Properties

Our offices are located at 1755 Willington Place, Suite 340, Dallas, TX 75244.

Reports to Security Holders

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement or the exhibits and schedules filed therewith. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We will file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You can read these SEC filings and reports, including the registration statement, over the Internet at the SEC's website at http://www.sec.gov. The public may also read and copy materials at the Public Reference Room of the SEC at 100 F Street, NE, Washington DC 20549, on official business days between the hours of 10:00 am and 3:00 pm. Please call the SEC at (800) SEC-0330 for further information on the operations of the public reference facilities. We will provide a copy of our annual report to security holders, including audited financial statements, at no charge upon receipt of your written request to us addressed to us at:

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions. The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included in this Registration Statement.

Plan of Operation

The Company plans to achieve the following milestones through December, 2017.

First Six Months Commencing January 2016

The first phase of our development efforts will be the preparation of blueprints to implement the design of the 4 Vertical-Axis Wind Turbine prototypes. The Company plans to continue to retain independent consulting engineers to develop the blueprints for the building of the prototypes. The Company anticipates that it will spend approximately $1,900,000 to conduct the abovementioned activities. During this time we expect to incur $100,000 in general administrative expense.

21

Eighteen Months Commencing July 2016

Following the engineering of the 4 prototypes, we will secure a third party to manufacture the 4 Vertical Axis Wind Turbine prototypes and thereafter install and conduct initial testing of the prototypes. We estimate expenditures of $2,300,000 related to these efforts. Finally we will conduct operational testing and certification process of the 4 Vertical Axis Wind Turbine prototypes. During this period the Company plans to employ individuals with experience in the testing phase as well as utilize the services of outside independent contractors. We expect to expend $500,000 for the testing and certification process. During this time we expect to expend $200,000 in general administrative expense.

We are a development stage business and have had no revenue since our formation. There can be no assurance that we will complete the development of the design and manufacture of the 4 VAWT prototypes as we will not be able to generate revenues until the prototypes have been fully tested and certified. Further, there can be no assurance that even if revenues are generated by the business, that those revenues will be sufficient to enable the Company to maintain its operations.

 Results of Operations

For the fiscal year ended December 31, 2014

Revenues

For the period from February 1988 (Inception) through December 31, 2014, we did not earn any revenues. We are still a development stage company and do not expect to begin generating revenues until we begin selling our products and services.

Operating Expenses

Total operating expenses for the 12 months ended December 31, 2014 and 2013 were $37,603 and $906,765, respectively. The majority of our operating expenses in 2013 were G & A including salaries and consulting fees. Our operating expenses decreased in 2014 due to the reduction in expenditures for salaries and consulting fees.

Net Gain

For the years ended December 31, 2014 and 2013, we realized net gains of $1,088,194 and $3,858,123, respectively. The gains incurred were primarily attributable to gains on settlement of obligations and gains on debt extinguishment.

22

 Capital Resources and Liquidity

Net cash used in operating activities was $19 and ($49,295) for the twelve months period ended December 31, 2014 and 2013, respectively.

Net cash used in investing activities was $0 and $0 the twelve months periods ended December 31, 2014 and 2013, respectively.

Net cash provided by financing activities was $19 and $595 for the twelve months periods ended December 31, 2014 and 2013, respectively.

We currently rely on cash flows from financing activities to fund our capital expenditures and to support our working capital requirements. We expect that future cash requirements will principally be for capital expenditures and working capital requirements.

We have generated no revenues since our inception and have incurred an accumulative deficit of $2,593,848 as of December 31, 2014. We anticipate that we will continue to incur net losses in the near term, and we may never be able to achieve profitability. We expect to continue to incur losses for the foreseeable future. In order to achieve profitable operations we need to generate significant revenues from fees earned from the business. We cannot be certain that our business strategies will be successful or that will we generate significant revenues and become profitable. Additionally, we will need to obtain additional public or private equity financings or debt financings in order to continue operations.

For the Nine months ended September 30, 2015

Revenues

For the nine months ended September 30, 2015, we did not earn any revenues. We are still a development stage company and do not expect to begin generating revenues until we begin selling our products.

Operating Expenses

Total operating expenses for the nine months ended September 30, 2015 were $356,750. The majority of our operating expenses in this period were G & A, including officers' compensation, travel, accounting and legal.

Net Loss

For the nine months ended September 30, 2015, we incurred a net loss of $356,750. The losses incurred were primarily due to operating expenses as described above.

23

Capital Resources and Liquidity

Net cash used in operating activities was $-0- for the nine months period ended September 30, 2015.

Net cash used in investing activities was $-0- for the nine months ended September 30, 2015.

Net cash provided by financing activities was $-0- for the nine months ended September 30, 2015.

In the future we will rely on cash flows from financing activities to fund our capital expenditures and to support our working capital requirements. We expect that future cash requirements will principally be for capital expenditures and working capital requirements.

We have generated no revenues since our inception and have incurred an accumulative deficit of $2,950,598 as of September 30, 2015. We anticipate that we will continue to incur net losses in the near term, and we may never be able to achieve profitability. We expect to continue to incur losses for the foreseeable future. In order to achieve profitable operations we need to generate significant revenues from fees earned from the business. We cannot be certain that our business strategies will be successful or that will we generate significant revenues and become profitable. Additionally, we will need to obtain additional public or private equity financings or debt financings in order to continue operations.

Off-Balance Sheet Arrangements

None.

Description of Property

The offices are located at 1755 Willington Place, Suite 340, Dallas, TX 75244. These offices are being provided free of any charges by a non-affiliate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal years, compensation to our officers and directors was paid in both cash and shares of the Company's Common Stock. Reference is made to the Summary Compensation Table for details of these transactions.

 EXECUTIVE COMPENSATION

Overview

The following is a discussion of our program for compensating our named executive officer and directors. Currently, we do not have a compensation committee, and as such, our board of directors, which comprised of our executive officers, are responsible for determining the compensation of our executive officers, and thus in effect sets their own compensation.

24

Compensation Program Objectives and Philosophy

The primary goals of our policy of executive compensation are to attract and retain the most talented and dedicated executive possible, to assure that our executive is compensated effectively in a manner consistent with our strategy and competitive practice and to align executive compensation with the achievement of our short- and long-term business objectives.

The board of directors considers a variety of factors in determining compensation of our named executive officer, including the particular background and circumstances, such as training and prior relevant work experience, success in attracting and retaining savvy and technically proficient managers and employees, increasing revenues, broadening product line offerings, and managing costs.

In the near future, we expect that our board of directors will form a compensation committee charged with the oversight of executive compensation plans, policies and programs of our Company and with the full authority to determine and approve the compensation of our Chief Executive Officer. We expect that our compensation committee will continue to follow the general approach to executive compensation that we have followed to date, rewarding superior individual and company performance with commensurate cash compensation.

Elements of Compensation

Our compensation program for the named executive officer consists primarily of base salary. There is no retirement plan, long-term incentive plan or other such plans. We have not yet obtained a revenue stream with which to fund employee salaries and bonus plans. The base salary we provide is intended to equitably compensate the named executive officer based upon the level of responsibility, complexity and importance of role, leadership and growth potential, and experience.

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer during the nine months ended September 30, 2015, and for the years ended December 31, 2014, and 2013 in all capacities for the accounts of our executive, including the Chief Executive Officer (CEO), Chief Financial Officer (CFO), Director of Operations and Executive Vice President – Business Development:

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Sohail Quareshi CEO, President	9 months ended 9-30-15	60,000 accrued	-	-	-	-	-	-	60,000

Madhu Sethi COO	9 months ended 9-30-15	60,000 accrued	-	-	-	-	-	-	60,000

Shahmir Quraeshi, CFO, Secretary and Treasurer	9 months ended 9-30-15	60,000 accrued	-	-	-	-	-	-	60,000

25

Gary Kimmons Former CEO	9 months ended 9-30-15	-	-	-	-	-	-	-	-
	2014	-	-	728,351	-	-	-	-	728,351
	2013	-	-	-	-	-	-	-	-

Chris Mitchell Former CFO	9 months ended 9-30-15	-	-	-	-	-	-	-	-
	2014	-	-	92,581	-	-	-	-	92,581
	2013	-	-	145,000	-	-	-	-	145,000
		-
Lance Kimmons Former Director	9 months ended 9-30-15	-	-	-	-	-	-	-	-
of Operations	2014	-	-	90,000	-	-	-	-	90,000
	2013	-	-	-	-	-	-	-	-

Richard Henderson Former EVP	9 months ended 9-30-15	-	-	-	-	-	-	-	-
Business Dev.	2014	-	-	-	-	-	-	-	-
	2013	-	-	52,500	-	-	-	-	52,500

Employment Agreements

On April 1, 2015, the Company entered into Employment Agreements with Sohail Quraeshi, our CEO and President, Madhu Sethi, our COO and Shahmir Quraeshi, our CFO, Secretary and Treasurer. Copies of the Employment Agreements are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Retirement Benefits

Currently, we do not provide any company sponsored retirement benefits to the named executive officers.

Perquisites

Historically, we have not provided our named executive officer with any perquisites and other personal benefits. We do not view perquisites as a significant element of our compensation structure, but do believe that perquisites can be useful in attracting, motivating and retaining the executive talent for which we will compete. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our by our board of directors.

26

Compensation of Directors

Director Compensation for all periods was zero.

The Company has not adopted a "Plan" for compensation of directors in the future, other than an annual review of the contributions by each member of the Board to the Company's business for each year, and consideration of fair compensation for such contributions, with the subject Board member abstaining from any vote upon proposals for compensation to the Board member for serving on the Board.

There is no standard compensation arrangement for serving on the Board of Directors, and no member of the Board has any different or special compensation arrangement for his service on the Board.

We did not have a compensation committee during the nine months ended September 30, 2015 or for the years ended December 31, 2014, 2013 and 2012.

27

F-1

ESCUE ENERGY, INC.
(FORMERLY eDoorways International Corporation)
CONSOLIDATED BALANCE SHEETS

	30-Sep-15 "Unaudited"	31-Dec-14 "Audited"
ASSETS
CURRENT ASSETS
Cash	$0	$0
Accounts receivable(net)	0	0
Notes receivable current portion	0	0
TOTAL CURRENT ASSETS	0	0
Notes Receivable - net of current portion	0	0
Property, plant and equipment, net	0	0
Intangible assets	0	0
Goodwill	0	0
TOTAL ASSETS	$0	$0
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$336,500	$0
Other current liabilities	0	0
Notes payable - current portion	343,875	323,625
Notes payable - related party	0	0
TOTAL CURRENT LIABILITIES	680,375	323,625
TOTAL LIABILITIES	680,375	323,625
COMMITMENTS AND CONTINGENCIES (Note 8)
ESCUE ENERGY, INC SHAREHOLDERS' EQUITY
Series A Preferred Stock 1,000 authorized, $0.001 par value
1,000 issued and outstanding at September 30, 2015	1	1
Series B Preferred Stock 4,000,000 authorized, $0.001 par value
None issued and outstanding at September 30, 2015	0	0
Series F Preferred Stock 50,000,000 authorized, $0.001 par value
50,000 issued and outstanding at September 30, 2015	50	50
Series G Preferred Stock 60,000,000 authorized, $0.001 par value
47,696 issued and outstanding at September 30, 2015	49	49
Series H Preferred Stock 10,000 authorized, $0.001 par value
5,953 issued and outstanding at September 30, 2015	6	6
Common Stock 250,000,000 authorized, $0.001 par value 1,135,058 issued and 40,000,000 subscribed at September 30, 2015	2,270,127	2,270,127
Accumulated deficit	(2,950,598)	(2,593,848)
TOTAL EQUITY	(680,375)	(323,625
TOTAL LIABILITIES, AND EQUITY	$0	$0

"The accompanying notes are an integral part of these consolidated financial statements."

F-2

ESCUE ENERGY, INC.
(FORMERLY eDoorways International Corporation)
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	30-Sep-15	30-Sep-14	30-Sep-15	30-Sep-14
	"Unaudited"	"Unaudited"	"Unaudited"	"Unaudited"

REVENUES	$0	$0	$0	$0

OPERATING EXPENSES	275,500	9,400	336,500	28,200

NET INCOME (LOSS) FROM OPERATIONS	(275,500)	(9,400)	(336,500)	(28,200)

OTHER INCOME (EXPENSE)
Other Income	0	0	0	0
Interest expense	(9,000)	(7,045)	(20,250)	(28,135)
TOTAL OTHER INCOME (EXPENSE)	(9,000)	(7,045)	(20,250)	(28,135)

INCOME (LOSS) FROM CONTINUING
OPERATIONS BEFORE INCOME TAXES	(285,500)	(16,445)	(356,750)	(56,335)

Income taxes	0	0	0	0

INCOME (LOSS) FROM CONTINUING OPERATIONS	(285,500)	(16,445)	(356,750)	(56,335)

Discontinued operations	0	0	0	0

NET INCOME (LOSS)	$(285,500)	$(16,445)	$(356,750)	$(56,335)

INCOME (LOSS) PER SHARE
Basic Income (Loss) Per Share basic	(0.251529)	(0.000007)	(0.314301)	(0.00002)
Basic Income (Loss) Per Share diluted	(0.251529)	(0.000007)	(0.314301)	(0.00002)
INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS
Basic Income (Loss) Per Share basic	(0.251529)	(0.000007)	(0.314301)	(0.00002)
Basic Income (Loss) Per Share diluted	(0.251529)	(0.000007)	(0.314301)	(0.00002)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
BASIC	1,135,058	2,270,117,716	1,135,058	2,270,117,716
DILUTED	1,135,058	2,270,117,716	1,135,058	2,270,117,716

"The accompanying notes are an integral part of these consolidated financial statements."

F-3

ESCUE ENERGY, INC.
(FORMERLY eDoorways International Corporation)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	30-Sep-15	30-Sep-14
	"Unaudited"	"Unaudited"
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) from continuing operations	$(356,750)	$(56,335)
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation	0	0
Common stock issued as compensation	0	0

(Increase) decrease in accounts receivable	0	0
(Increase) decrease in other assets	0	0
(Increase) decrease in inventory	0	0
Increase (decrease) in accounts payable /accrued expenses	336,500	31,171
Increase (decrease) in accrued interest	20,250	28,135
Increase (decrease) in other current liabilities	0	0
NET CASH USED IN OPERATING ACTIVITIES	0	19

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	0	0
NET CASH PROVIDED (USED) IN INVESTING ACTIVITIES	0	0

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes receivable	0	0
Proceeds from notes payable	0	0
Proceeds from notes payable related party	0	0
NET CASH PROVIDED BY FINANCING ACTIVITIES	0	0

NET DECREASE IN CASH	0	19

CASH, BEGINNING OF PERIOD	0	19

CASH, END OF PERIOD	$0	$0

"The accompanying notes are an integral part of these consolidated financial statements."

F-4

ESCUE ENERGY, INC.
(FORMERLY eDoorways International Corporation)
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	For the Nine Months Ended
	30-Sep-15	30-Sep-14
	"Unaudited"	"Unaudited"

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid	$20,250	$28,135
Income taxes paid	$0	$0

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES

Preferred stock issued in purchase of acquisition assets	$0	$0
Common stock issued for services	$0	$0
Common stock exchanged for debt	$0	$0
Treasury stock issued for debt	$0	$0

"The accompanying notes are an integral part of these consolidated financial statements."

F-5

Notes to Financial Statement as of September 30, 2015

Escue Energy, Inc.

(formerly known as eDoorways International Corp.)

NOTE 1 - RECENT COMPANY BACKGROUND

Escue Energy Inc., or the Company, is a Nevada corporation, incorporated in 1988. It was formerly known as Technicraft Financial, Ltd. Between 1988 and 1994, GK Intelligent Systems, Inc. between 1994 and 2005, M Power Entertainment, Inc. between 2005 and 2007, eDoorways Corporation between 2007 and 2010, eDoorways International Corporation between 2010 and 2015.

Through December 31, 2012, the Company was in the development stage and has not carried any significant operations and has generated no revenues. The Company has incurred loss since inception aggregating $2,600,598 at September 30, 2015. The development was for a web-based lifestyle information enhancement and problem solving gateway. And the development did not complete and was shelved.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due, to fund possible future acquisitions, and to generate profitable operations in the future. Management plans may continue to provide for its capital requirements by issuing additional equity securities and debt. Until August 30th, 2015, the outcome of these matters could not be predicted, especially there were no activities.

On September 1, 2015, this company signed an agreement to purchase two patents, [a] US 6394745B1 of 28-MAY-2002 Wind Turbine; and [b] Canada 2309850 of 2005/06/07 Wind Turbine, both are valued for a total value of $40 Million which consideration is payable by share issuance for the same value, on or before November 30, 2015. The financial conditions are expected to change significantly with new projects to use Wind Turbines, based on these two patents.

This company is now specializing in providing alternate energy solutions and entering Green Technology.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

This summary of significant account policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and the notes are the representation of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to U.S. generally accepted accounting principles ("US GAAP") and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

Until now, this Company is in the development stage. Even with the purchase of Wind Turbine Patents, this company would continue to be in the development stage, until the new projects take off. This company has therefore used the enterprise reporting under the provisions of Statement of Financial Accounting Standards ("SFAS") no. 7. The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The financial statements include the accounts of the Company and its subsidiaries. Intercompany transactions and balances have been eliminated. Equity investments through which we exercise significant influence over but do not control the investee and are not the primary beneficiary of the investee's activities are accounted for using the equity method where applicable. Investments through which we are not able to exercise significant influence over the investee and which do not have readily determinable fair values are accounted for under the cost method where applicable.

F-6

Notes to Financial Statement as of September 30, 2015

Escue Energy, Inc.

(formerly known as eDoorways International Corp.)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results will differ from those estimates. Included in these estimates are legal risks and exposures, valuation of stock-based compensation, the potential outcome of future tax consequences of events that have been recognized in the financial statement or tax returns.

Financial Statements for the past three years, 2009, 2010 and 2011

For these three past years, the management prepared the financial statements. Engaged the independent audit firm for audit. Though the audit was almost done, it remains unfinished since this company virtually stopped all the developmental projects and ran into cash flow issues. However, this company is now making necessary arrangements for completing the audit for these three past years.

Reclassification

Certain amounts in the financial statements of the prior year have been reclassified to conform to the presentation of the current year for comparative purposes.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less, when purchased, to be cash equivalents.

Concentration of Credit Risks

The Company is subject to concentrations of credit risk primarily from cash and cash equivalents.

The Company's cash and cash equivalents accounts are held at financial institutions and are insured by the Federal Deposit Insurance Corporation, or the FDIC, up to $250,000. As of December 31, 2014, there were no cash balances in excess of federally insured limits.

Product Concentration

The Company worked on a web-based personal lifestyle information enhancement and problem solving gateway, lifestyle information source, and business-to-consumer marketplace. The developers could not complete for various reasons. Also, there were no activities since 2012 until now.

Fair Value of Financial Instruments

The Company accounts, for assets and liabilities measured at fair value on a recurring basis, in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC 820. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

F-7

Notes to Financial Statement as of September 30, 2015

Escue Energy, Inc.

(formerly known as eDoorways International Corp.)

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity's own assumptions.

The Company did not have any Level 2 or Level 3 assets or liabilities as of December 31, 2014, with the exception of its convertible promissory notes. The carrying amount of the convertible promissory notes at December 31, 2014 approximate their respective fair value based on the Company's incremental borrowing rate.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, interest payable, advances payable, and notes and convertible promissory notes payable approximate their fair value due to the short maturity of these items.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with ASC 815.

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with ASC 470-20, Debt with Conversion and Other Options. Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40, Contracts in Entity's own Equity, provides that, among other things, generally, if an event is not within the entity's control, such contract could require net cash settlement and shall be classified as an asset or a liability.

The Company needs to determine whether the instruments issued in the transactions are considered indexed to the Company's own stock. The Company's outstanding instruments did not contain a fixed conversion rate at September 30, 2015. The embedded conversion feature associated with such instruments at September 30, 2015 is not significant.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10-S99, Revenue Recognition-Overall-SEC Materials. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured. Since inception and until now, this company has not earned any revenue.

F-8

Notes to Financial Statement as of September 30, 2015

Escue Energy, Inc.

(formerly known as eDoorways International Corp.)

Accounts Receivable, Net

Accounts receivable represent amounts due from customers on product and other sales. These accounts receivable, which are reduced by an allowance for doubtful accounts, are recorded at the invoiced amount and do not bear interest. The Company evaluates the collectability of its accounts receivable based on a combination of factors, including whether sales were made pursuant to letters of credit. In cases where management is aware of circumstances that may impair a specific customer's ability to meet its financial obligations, management records a specific allowance against amounts due, and reduces the net recognized receivable to the amount the Company believes will be collected. For all other customers, the Company maintains an allowance that considers the total receivables outstanding, historical collection rates and economic trends. Accounts are written off when all efforts to collect have been exhausted.

Advertising

The Company expenses advertising costs as incurred. In 2015, the company did not spend any money for the advertising.

Software Development Costs

Costs incurred in the research and development of software products are expensed as incurred until technological feasibility has been established. After technological feasibility is established, any additional costs are capitalized in accordance with ASC No. 985-30, Software-Research and Development. Costs of maintenance and customer support are charged to expense when related revenue is recognized or when those costs are incurred, whichever occurs first. The Company believes that the current process for developing software is essentially completed concurrently with the establishment of technological feasibility; accordingly, no software development costs have been capitalized at September 30, 2015.

Share-Based Payment

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation-Stock Compensation, or ASC 718. Under the fair value recognition provisions of this topic, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, which is the vesting period.

 Recent Accounting Pronouncements

Recent accounting pronouncements have been issued but deemed by management to be outside the scope of relevance to the Company.

Basic and Diluted Earnings per Share

Basic earnings per share are calculated by dividing income available to stockholders by the weighted-average number of shares of Common Stock outstanding during each period. Diluted earnings per share are computed using the weighted average number of shares of Common Stock and dilutive Common Stock share equivalents outstanding during the period. Dilutive Common Stock share equivalents consist of shares issuable upon the exercise of stock options and warrants (calculated using the modified-treasury stock method).

	For the years ended
	December 31,
	2014	2013
Numerator:
Net loss attributable to common stock	$(1,088,194)	$(3,858,123)

Denominator:
Denominator for basic earnings per share-
Weighted average shares outstanding	2,270,117,716	174,261,104
Denominator for diluted earnings per share-
Weighted average shares outstanding	2,270,117,716	174,261,104

Basic earnings per share	$(0.000479)	$(0.02214)
Diluted earnings per share	$(0.000479)	$(0.02214)

F-9

Notes to Financial Statement as of September 30, 2015

Escue Energy, Inc.

(formerly known as eDoorways International Corp.)

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives of three years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

 Depreciation expense amounted to $0 during 2014.

Impairment of Long-Lived Assets and Amortizable Intangible Assets

The Company follows ASC 360-10, "Property, Plant, and Equipment," which established a "primary asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Intangible Assets - Goodwill

The excess of the purchase price over net tangible and identifiable intangible assets of business acquired is carried as Goodwill on the balance sheet. Goodwill is not amortized, but instead is assessed for impairment at least annually and upon the occurrence of certain triggering events or substantive changes in circumstances that indicate that the fair value of goodwill may be impaired. Measurement of the impairment loss, if any, is based on the difference between the carrying value and fair value of reporting unit. The goodwill impairment test follows a two-step process. In the first step, the fair value of a reporting unit is compared to its carrying value. If the carrying value of a reporting unit exceeds its fair value, the second step of the impairment test is performed for purposes of measuring the impairment. In the second step, the fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit to determine an implied goodwill value. If the carrying amount of the reporting unit's goodwill exceeds the implied fair value of goodwill, an impairment loss will be recognized in an amount equal to that excess. There were no material impairments to the carrying value of long-lived assets and intangible assets subject to amortization during the quarters ended September 30, 2015, and 2014.

F-10

Notes to Financial Statement as of September 30, 2015

Escue Energy, Inc.

(formerly known as eDoorways International Corp.)

Business segments

ASC 280, "Segment Reporting" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the Company for making operating decisions and assessing performance. The Company determined it has two operating segments as of September 30, 2015 and one segment as of September 30, 2014.

Acquisitions

The Company recognizes the assets acquired, the liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, measured at their fair values as of that date. Contingent purchase consideration is recorded at fair value at the date of acquisition. Any excess purchase price over the fair value of the net assets acquired is recorded as goodwill. Within one year from the date of acquisition, the Company may update the value allocated to the assets acquired and liabilities assumed and the resulting goodwill balances as a result of information received regarding the valuation of such assets and liabilities that was not available at the time of purchase. Measuring assets and liabilities at fair value requires the Company to determine the price that would be paid by a third party market participant based on the highest and best use of the assets or interests acquired. Acquisition costs are expensed as incurred.

Fair Value Measurements

For certain financial instruments, including accounts receivable, accounts payable, interest payable, advances payable and notes payable, the carrying amounts approximate fair value due to their relatively short maturities.

On January 1, 2008, the Company adopted ASC 820-10, "Fair Value Measurements and Disclosures." ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with ASC 815.

In February 2007, the FASB issued ASC 825-10 "Financial Instruments." ASC 825-10 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. ASC 825-10 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company adopted ASC 825-10 on January 1, 2008. The Company chose not to elect the option to measure the fair value of eligible financial assets and liabilities.

F-11

Notes to Financial Statement as of September 30, 2015

Escue Energy, Inc.

(formerly known as eDoorways International Corp.)

Borrowings

Borrowings are recognized initially at cost which is the fair value of the proceeds received, net of transaction costs incurred. In subsequent periods, borrowings are stated at amortized cost using the effective yield method; any difference between fair value of the proceeds (net of transaction costs) and the redemption amount is recognized as interest expense over the period of the borrowings.

Provisions

Provisions are recognized when the Company has a present legal or constructive obligation as a result of past events, and it is probable that an outflow of resources will be required to settle the obligation, and a reliable estimate of the amount can be made. Where the Company expects a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognized as a separate asset but only when the reimbursement is virtually certain.

The Company recognizes the estimated liability to repair or replace products sold still under warranty at the balance sheet date. This provision is calculated based on past history of the level of repairs and replacements.

Legal Matters

The Company is not currently involved in any litigation and no reserves for litigation costs have been made at this time.

Special Purpose Entities

The Company does not have any off-balance sheet financing activities.

Net Income per Share

The Company computes net income (loss) per share in accordance with ASC 260-10, "Earnings Per Share." The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per share gives effect to all dilutive potential common shares outstanding during the period using the "as if converted" basis. The Company has currently authorized a Series C Preferred stock which is convertible at a rate of one share of preferred stock into one percent of the fully diluted common stock outstanding at the close of business on the last day prior to the date of notice of conversion.

NOTE 3 - NOTES AND CONVERTIBLE NOTES PAYABLE

During the period beginning January 1, 2006 and ending December 31, 2009, the Company issued notes payable and a line of credit aggregating $3,479,537. In that same period, the Company made principal prepayments aggregating $1,194,935. Interest expense of $5,552,353 was recognized by the Company in connection with these conversions.

The Company had convertible notes payable aggregating $14,272 outstanding at December 31, 2010. During 2011, the Company issued additional notes payable aggregating $32,500. The Convertible Notes Payable did not bear any interest. The Convertible Notes Payable matured between August 2010 and January 2012. Entries for this maturity effect were made in 2013 accounts

During 2011, an aggregate of $32,500 convertible notes payable were converted into 1,875,000 shares of common stock. Interest expense of $22,500 was recognized by the Company in connection with these conversions.

During 2008, payments were made on behalf of the Company by a certain vendor in total of $10,800. This obligation carries no stated terms and remains outstanding at December 31, 2011.

F-12

Notes to Financial Statement as of September 30, 2015

Escue Energy, Inc.

(formerly known as eDoorways International Corp.)

On March 30, 2007, the Company entered into a Securities Purchase Agreement. During April 2008, the Company received notice of default from the holders of these convertible debentures, because the Company had not issued shares of common stock based on conversion notices from the holders of the Convertible Debentures. On August 29, 2008, and amended January 26, 2009, and further amended on August 4, 2009, the Company and the holders of the Convertible Debentures entered into a repayment agreement on the notes ("New Notes"). Under the terms of the New Notes, the Company will be required to make monthly payments in the following amounts beginning April of 2009:

	Monthly Amount	Total Each Period
Months 1-3	$37,783	$113,349
Months 4-6	53,976	161,927
Months 7-12	80,963	485,779
Months 13-24	134,039	1,619,266
Months 25-36	242,889	2,914,679
Total		$5,295,000

On August 4, 2009, the Company entered into an amendment to the New Notes. Under the amendment to the New Notes, the Company, at its option, can elect to make payments with common stock of the Company at the current market value. The number of shares of common stock to be issued upon each payment shall be determined by dividing the amount of the monthly payment by the Conversion Price. The Conversion Price shall equal the lowest trading price for the common stock during the five day trading period ending one day prior to the date that the Company gives the notice that it intends to make its payment in stock.

As of December 31, 2014 $323,625 was outstanding on the New Notes together with the accrued interest.

As of September 30, 2015 $330,375 was outstanding on the New Notes together with the accrued interest.

NOTE 4 - STOCKHOLDERS' DEFICIT

Common Stock

There is currently only one class of common stock. Each share common stock is entitled to one vote. The authorized number of shares of common stock of the Company at September 30, 2015 was 1,135,058 shares with a par value per share of $0.00001. Authorized shares that have been issued and outstanding are 1,135,058 as of September 30, 2015

Preferred Stock- Series A

Series A Convertible Preferred Stock, or Series A Preferred Stock, have a par value of $0.001 per share.

Series A – The Series A Preferred Stock is not entitled to dividends, has no liquidation preference and is not convertible into shares of common stock. With respect to voting rights, the shares, collectively, are entitled to that number of votes which shall equal Seventy-five percent (75%) of all eligible votes.

As on September 30th, 2015 there are 1,000 shares as authorized, issued and outstanding.

F-13

Notes to Financial Statement as of September 30, 2015

Escue Energy, Inc.

(formerly known as eDoorways International Corp.)

Preferred Stock- Series B

As on September 30th, 2015 there are 4,000,000 shares as authorized in Preferred Stock – Series B, with the par value of $0.001 per share. No shares are issued in Preferred Stock – Series B.

The holders of Series B Preferred Stock are not entitled to dividends and the shares of Series B Preferred Stock carry no liquidation preference. The shares of Series B Preferred Stock are convertible into shares of common stock, at any time, at a rate of 3.15 shares of common stock for each one share of Series B Preferred Stock.

Preferred Stock- Series F

As on September 30th, 2015 there are 50,000,000 shares as authorized in Preferred Stock – Series F, with the par value of $0.001 per share. 50,000 shares are issued and outstanding in Preferred Stock – Series F.

The holders of Series F Preferred Stock shall receive a dividend of 5% per annum, payable quarterly on the last day of each calendar quarter. Any accrued dividends may be converted into common stock, at the holder's option, at a rate equal to the closing price of the Company's common stock on the date each dividend is declared.

The shares of Series F Preferred Stock include a liquidation preference equal to $5,000,000, plus unpaid accrued dividends. Each share of Series F Preferred Stock carries 1 vote. The shares of Series F Preferred Stock are convertible into shares of common stock, 90 days after issuance, at a rate of conversion of 5 shares of common stock for each one share of Series F Preferred Stock.

Preferred Stock- Series G

As on September 30th, 2015 there are 60,000,000 shares as authorized in Preferred Stock – Series G, with the par value of $0.001 per share. 47,696 shares are issued and outstanding in Preferred Stock – Series G

The holders of Series G Preferred Stock are not entitled to dividends and the shares of Series G Preferred Stock carry no liquidation preference. Each share of Series G Preferred Stock carries 1vote. The shares of Series G Preferred Stock are convertible into shares of common stock, six months after issuance, at a rate of conversion of 1.5 shares of common stock for each one share of Series G Preferred Stock.

Preferred Stock- Series H

As on September 30th, 2015 there are 10,000,000 shares as authorized in Preferred Stock – Series H, with the par value of $0.001 per share. 5,953 shares are issued and outstanding in Preferred Stock – Series H

The holders of Series H Preferred Stock are not entitled to dividends and the shares of Series H Preferred Stock carry no liquidation preference. Each share of Series H Preferred Stock carries 1vote. The shares of Series H Preferred Stock are convertible into shares of common stock, 90 days after issuance, at a rate of conversion of 5 shares of common stock for each one share of Series H Preferred Stock.

Stock Option Plan

During 1998, this company established a stock option plan subsequently amended and now known as the "2004 Stock Option Plan" to promote its interests by attracting and retaining exceptional employees and directors. The Plan provides for the issuance of up to 2,000,000 shares of common stock. Any employee or consultant is eligible to be designated a participant. The Board has sole and complete authority to determine the employees to whom options shall be granted, the number of each grant and any additional conditions and limitations. The exercise price shall not be less than the fair market value of the underlying shares. In March 2009, the Company issued 2,000,000 shares under the stock incentive compensation program.

In July 2009, the Company terminated the 2004 Stock Option Plan.

F-14

Notes to Financial Statement as of September 30, 2015

Escue Energy, Inc.

(formerly known as eDoorways International Corp.)

NOTE 5 - RECLASSIFICATIONS

Certain reclassifications have been made to prior year balances to conform to the current year presentation.

NOTE 6 - INCOME TAXES

Deferred income taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Applicable interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the statements of operations.

A reconciliation of the Company's effective tax rate to the statutory federal rate is as follows:

	Years Ended
	December 31,
	2014	2013
Statutory federal rate	-34.0%	-34.0%
State income taxes net of federal income tax benefit	-5.2%	-5.2%
Permanent differences for tax purposes, primarily due non-cash financing costs	14.7%	7.3%
Change in valuation allowance	24.5%	31.9%
Effective income tax rate:	0.0%	0.0%

F-15

Notes to Financial Statement as of September 30, 2015

Escue Energy, Inc.

(formerly known as eDoorways International Corp.)

The components of the deferred tax assets and liabilities are as follows:

	December 31,
	2014	2013
Deferred tax assets:
Net operating loss carryovers	$2,270,117	$2,581,248
Stock-based compensation	-	-
Other temporary differences	-	-
Total deferred tax assets	2,270,117	2,581,248
Valuation allowance	(2,270,117)	(2,581,248)
Net deferred tax asset	$-	$-

At December 31, 2012, the Company had available net operating loss carryovers of approximately $6.9 million that may be applied against future taxable income and expires at various dates between 2026 and 2031, subject to certain limitations. The Company has a deferred tax asset arising substantially from the benefits of such net operating loss deduction and has recorded a valuation allowance for the full amount of this deferred tax asset since it is more likely than not that some or all of the deferred tax asset may not be realized.

NOTE 7 - COMMITMENTS

As of January 2009, the Company entered into a three year employment agreement with an employee. The agreement will renew for an additional three years at the end of the term, unless notification is given by either party to terminate. The aggregate compensation to be paid under the agreement amounts to $360,000 per year. The agreement also provided for 50,000 shares of restricted common stock to be issued upon signing the agreement. If the employee arrangement is terminated without cause by the Company, the Company is under obligation to pay the employee, in lump sum cash within 10 days of termination, the three times the annual base salary of the employee, plus the average for the last three annual incentive bonuses actually paid to the executive. If the employment agreement is terminated with cause, the Company has no liability for further payments.

Year	Commitments
2012	$360,000
2013	$360,000
2014	$360,000

NOTE 8 - CONTINGENCIES

Prior to January 1st, 2012, this Company received quite a few legal notices for non-payment and non-fulfillment of obligations for the various projects in the development stage. This company had an in-house attorney to defend, conciliate, negotiate and settle all such claims. These are all very common for a cash trapped companies. These matters arise in the normal course of business. Since this company had no activities since 2012 and until now, the claimants did not pursue legal action, though it may not be correct to conclude that the claimants dropped the legal action. This company expects many possible claims, when the cash flow begins with new projects or otherwise. The legal department negotiated almost all the claims with share issuance. Yet, this company expects litigation and many more claims in the future. While the company is fully prepared to defend, it is not at all possible to estimate the claims. Hence, no provision is made in the financial statements.

F-16

Notes to Financial Statement as of September 30, 2015

Escue Energy, Inc.

(formerly known as eDoorways International Corp.)

Debt forgiven agreements

This company negotiated and signed many debt forgiven agreements. Some creditors agreed orally, but not did not sign. This company expects no future litigation. Further, it is almost impossible to determine the possible future liability in this regard. Hence no provision is made in the financial statements.

Payables

By applying the law of limitation, this company removed the payables from the books and accounted it as other income. Even if it is as per law, this company expects claims in the future in this regard. Further, it is almost impossible to determine the possible future claims from the payables. Hence no provision is made in the financial statements.

NOTE 9 - COMPREHENSIVE INCOME

Comprehensive income represents net income plus the change in equity of a business enterprise resulting from transactions and circumstances from non-owner sources. The Company's comprehensive income equal net income for the quarters ended September 30, 2015, and 2014.

NOTE 10 - GOING CONCERN

As reported in the consolidated financial statements, the Company has an accumulated deficit of $2,600,598 as of September 30, 2015 and has cash flow constraints with a current revenue stream. There were no revenue since inception. This company was in the development stage and due to financial constraints, the developmental activities were discontinued/abandoned.

With the purchase of the patents, this company is now entering the green technology, with lots of potential in the revenue stream.

NOTE 11 - EARNINGS PER SHARE

The following table sets forth the information used to compute basic and diluted net income per share attributable to the Company for 2014:

	Par Value: 0.001
	Common Stock		Stockholders'
	Shares	$	Equity (Deficit)
Ending balance, December 31, 2013	174,260,014	174,261	(2,581,248)

Preferred stock issued for compensation	-	-	$-
Preferred stock cancelled	-	-	$-
Common stock issued for services	177,380,186	177,380	$-
Common stock issued for cash	1,885,143,093	1,885,143	$-
Common stock issued to satisfy debt	33,333,333	33,333	$(717,696)
Common stock issued for conversion of promissory notes payable	-	-	$-
Fair value of derivatives converted to equity	-	-	$-
Discount on convertible debt	-	-	$(383,098)
Preferred stock dividends	-	-	$-
Fair value adjustment for elimination of derivatives	-	-	$-
Net Income (Loss)	-	-	$1,088,194
Ending balance, December 31, 2014	2,270,116,626	2,270,117	(2,593,848)

F-17

Notes to Financial Statement as of September 30, 2015

Escue Energy, Inc.

(formerly known as eDoorways International Corp.)

NOTE 12 - PROPERTY, PLANT AND EQUIPMENT AND INTANGIBLE ASSETS

For the Periods Ended:	9/30/2015	12/31/2014

Property, plant and equipment consist of the following:

Equipment	$0	$0
Computers and software	0	0
Other equipment	0	0
Total property, plant and equipment	0	0
Less:
Accumulated depreciation	0	0
Current depreciation expense	0	0
Total accumulated depreciation	0	0

Net property, plant and equipment	$0	$0

Intangible assets consist of:

Goodwill	$0	$0
Less:
Impairment	0	0

Net intangible assets	$0	$0

Depreciation expense was $ 0 at September 30, 2015 as well as at September 30, 2014.

NOTE 13 - RELATED PARTY TRANSACTIONS

Other than the officer's compensation, this Company has no transactions with the related parties.

F-18

Notes to Financial Statement as of September 30, 2015

Escue Energy, Inc.

(formerly known as eDoorways International Corp.)

NOTE 14 - NOTES PAYABLE

Notes payable for the periods ended;	9/30/2015	9/30/2014

Notes Payable - related parties	0	0

Notes Payable - Others	300,000	300,000

Total Notes Payable	300,000	300,000

Less Current Portion	300,000	300,000

Long Term Notes Payable	$0	$0

All are classified as short term by the Company. Accrued interest on these notes totaled.	$30,375	$28,135

NOTE 15 - SUBSEQUENT EVENTS

The Company entered into a Patent Sale Agreement, dated September 1, 2015, with Escue Wind S.L., a Spanish corporation, having its principle place of business in Malaga, Spain (the "Seller"). Pursuant to the agreement the Company became obligated to issue an aggregate of 40,000,000 shares of the Company's Common Stock with a total value of $40,000,000. On or about October 12, 2015 the 40,000,000 shares were issued to the Seller and its nominees. As part of this patent sale, this opens the door for the Company to bring to the market patented game changing technology in the Wind Generating sector especially as it relates to Rural Electrification as per the Company's new business plan.

F-19

EAST WEST ACCOUNTING SERVICES, LLC

10030 SW 147 CT.

MIAMI, FL 33196

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Escue Energy, Inc.

We have audited the accompanying balance sheets of Escue Energy, Inc.as of December 31, 2014, and the related statements of operations, changes in stockholders' deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Escue Energy, Inc. as of December 31, 2014 and the results of its operations and its cash flows for the three years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This Company reports a loss of $37,603 from operations in 2014, a negative cash flow of

$954,167 from operations in 2014, and a stockholders' deficiency of $364,539 as of December 31, 2014. This company has earned no revenue in 2014 and until now. We have not come across any serious lapses in internal control. However, the management is informed the need to strengthen the internal controls for reconciling and updating the share registers. The financial statements do not include any adjustments that might result from this deficiency.

/s/ East West Accounting Services, LLC

Miami, Florida

September 27, 2015

F-20

EAST WEST ACCOUNTING SERVICES, LLC

10030 SW 147 CT.

MIAMI, FL 33196

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Escue Energy, Inc.

We have audited the accompanying balance sheets of Escue Energy, Inc.as of December 31, 2013, and the related statements of operations, changes in stockholders' deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Escue Energy, Inc. as of December 31, 2013 and the results of its operations and its cash flows for the three years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This Company reports a loss of $906,765 from operations in 2013, a net cash flow of $595 in 2013, and a stockholders' deficiency of $2,406,881 as of December 31, 2013. This company has earned no revenue in 2013 and until now. We have not come across any serious lapses in internal control. However, the management is informed the need to strengthen the internal controls for reconciling and updating the share registers. The financial statements do not include any adjustments that might result from this deficiency.

/s/ East West Accounting Services, LLC

Miami, Florida

September 27, 2015

F-21

EAST WEST ACCOUNTING SERVICES, LLC

10030 SW 147 CT.

MIAMI, FL 33196

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Escue Energy, Inc.

We have audited the accompanying balance sheets of Escue Energy, Inc.as of December 31, 2012, and the related statements of operations, changes in stockholders' deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Escue Energy, Inc. as of December 31, 2012 and the results of its operations and its cash flows for the three years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This Company reports a loss of $498,880 from operations in 2012, a net cash flow of $3,634 in 2012, and a stockholders' deficiency of $6,876,571 as of December 31, 2012. This company has earned no revenue in 2012 and until now. We have not come across any serious lapses in internal control. However, the management is informed the need to strengthen the internal controls for reconciling and updating the share registers. The financial statements do not include any adjustments that might result from this deficiency.

/s/ East West Accounting Services, LLC

Miami, Florida

September 27, 2015

F-22

Escue Energy, Inc.
(formerly known as eDoorways International Corp.)
CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013	December 31, 2012
ASSETS

Current Assets:
Cash	$-	$19	$576
Total current assets	-	19	576

Total assets	$-	$19	$576

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$-	$1,594,905	$1,324,937
Notes Payable and accrued interest	323,625	300,000	-
Convertible instrument	-	-	10,410
Stock Payble	40,914	0	-
Convertible notes payable and accrued interest	0	511,995	5,541,800
Total current liabilities	364,539	2,406,900	6,877,147

Total liabilities	364,539	2,406,900	6,877,147

Stockholders' Deficit:
Series A preferred stock, $0.001 par value per share; 7,000 shares authorized
1,000 issued and outstanding	1	1	-
Series B preferred stock, $0.001 par value per share; 1,100 shares authorized, none issued	-	-	1
Series C preferred stock, $0.001 par value per share; 1,000 shares authorized, none issued	-	-	1
Series D preferred stock, $0.001 par value per share 1,000 shares authorized, none issued
Series F preferred stock, $0.001 par value per share; 50,000 shares authorized;
50,000 and 50,000 issued and oustanding, respectively	50	50	50
Series G preferred stock, $0.001 par value per share; 60,000 shares authorized;
47,696 and 47,696 issued and outstanding, respectively	49	49	49
Series H preferred stock, $0.001 par value per share; 10,000 shares authorized;
5,953 and 5,953 issued and outstanding, respectively	6	6	6
Common stock; $.00001 par value; 2,500,000,000 shares authorized;
2,270,117,716 and 174,261,104 issued and outstanding	2,270,117	174,261	71,166
Additional paid-in capital	81,801,094	82,942,802	82,434,329
Accumulated deficit	(84,435,856)	(85,524,050)	(89,382,173)

Total stockholders' deficit	(364,539)	(2,406,881)	(6,876,571)

Total liabilities and stockholders' deficit	$(0)	$19	$576

See Notes to Financial Statements.

F-23

Escue Energy, Inc.
(formerly known as eDoorways International Corp.)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended
	December 31,
	2014	2013	2012

Net Revenues	$-	$-	$-

Operating expenses:
Selling, general and administrative	37,603	906,765	498,880
Loss on disposal of equipment	-	-	-
Total operating expenses	37,603	906,765	498,880

Operating loss	(37,603)	(906,765)	(498,880)

Other expense:
Gain on settlement or obligations	717,696	121,423	-
Gain (loss) on derivative liability	-	-	-
Gain (loss) on debt extinguishment	436,281	4,647,911	-
Interest expense	(28,180)	(4,446)	(5,495)
	1,125,797	4,764,888	(5,495)

Net Gain (loss)	1,088,194	3,858,123	(504,375)

Less dividends Series F Preferred Stock	-	-	-

Net gain (loss) attributable to common stock	$1,088,194	$3,858,123	$(504,375)

Earnings per share:
Basic and diluted	$0.00	$0.03	$(0.01)

Basic and diluted weighted average common shares outstanding	1,720,255,910	126,329,930	34,401,093

See Notes to Financial Statements.

F-24

Escue Energy, Inc.
(formerly known as eDoorways International Corp.)
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
During the three years 2012, 2013 and 2014

 Par Value: 0.001

	Series A Preferred Stock		Series C Preferred Stock		Series D Preferred Stock		Series G Preferred Stock		Series H Preferred Stock		Series F Preferred Stock		Common Stock		Stockholders' Equity
	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$	(Deficit)
Ending balance, December 31, 2011	-	-	1,000	1	1,000	1	47,696	49	5,953	6	50,000	50	10,490,659	1,049	(6,443,469)

Common stock issued for services	-	-	-	-	-	-	-	-	-	-	-	-	19,722,380	1,972	$-
Common stock issued for cash	-	-	-	-	-	-	-	-	-	-	-	-	36,497,406	3,650	$-
Common stock issued to satisfy debt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$-
Common stock issued for conversion of promissory notes payable													4,455,555	446	$-
Fair value of derivatives converted to equity	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$-
Discount on convertible debt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$-
Preferred stock dividends	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$-
Fair value adjustment for elimination of derivatives	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$-
Net Income (Loss)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$(504,375)
Ending balance, December 31, 2012	-	-	1,000	1	1,000	1	47,696	49	5,953	6	50,000	50	71,166,000	7,117	(6,947,844)

Preferred stock issued for compensation	1,000	1	-	-	-	-	-	-	-	-	-	-	-	-	$-
Preferred stock cancelled	-	-	(1,000)	(1)	(1,000)	(1)	-	-	-	-	-	-	-	-	$-
Common stock issued for services	-	-	-	-	-	-	-	-	-	-	-	-	50,110,008	50,110	$-
Common stock issued for cash	-	-	-	-	-	-	-	-	-	-	-	-	46,673,736	46,674	$-
Common stock issued to satisfy debt	-	-	-	-	-	-	-	-	-	-	-	-	6,310,270	6,310	$629,896
Common stock issued for conversion of promissory notes payable	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$-
Fair value of derivatives converted to equity	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$-
Discount on convertible debt	-	-	-	-	-	-	-	-	-	-	-	-	-	64,050	$(121,423)
Preferred stock dividends	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$-
Fair value adjustment for elimination of derivatives	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$-
Net Income (Loss)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$3,858,123
Ending balance, December 31, 2013	1,000	1	-	-	-	-	47,696	49	5,953	6	50,000	50	174,260,014	174,261	(2,581,248)

Preferred stock issued for compensation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$-
Preferred stock cancelled	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$-
Common stock issued for services	-	-	-	-	-	-	-	-	-	-	-	-	177,380,186	177,380	$-
Common stock issued for cash	-	-	-	-	-	-	-	-	-	-	-	-	1,885,143,093	1,885,143	$-
Common stock issued to satisfy debt	-	-	-	-	-	-	-	-	-	-	-	-	33,333,333	33,333	$(717,696)
Common stock issued for conversion of promissory notes payable	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$-
Fair value of derivatives converted to equity	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$-
Discount on convertible debt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$(383,098)
Preferred stock dividends	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$-
Fair value adjustment for elimination of derivatives	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$-
Net Income (Loss)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$1,088,194
Ending balance, Decmber 31, 2014	1,000	1	-	-	-	-	47,696	49	5,953	6	50,000	50	2,270,116,626	2,270,117	(2,593,848)

F-25

Escue Energy, Inc.
(formerly known as eDoorways International Corp.)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended
	December 31,
	2014	2013	2012
Cash flows from operating activities:
Net gain (loss)	$1,088,194	$3,858,123	$(504,375)
Adjustments to reconcile net loss to net cash used in Operating activities:
Depreciation and amortization	-	-	-
Fair value of common stock and preferred stock issued
in connection with services rendered	954,185	1,102,765	1,163,662
Accounts payable and accrued expenses	(1,594,904)	(269,968)	488,629
Notes Payable	(447,456)	(4,740,215)	(1,023,032)
Net cash used in operating activities	19	(49,295)	124,884

Cash flows used in investing activities:
Capital expenditures	-	-	-

Net cash used in investing activities	-	-	-

Cash flows from financing activities:
Net proceeds from issuance of common stock for cash	-	49,890	121,250

Net cash provided by financing activities	-	49,890	121,250

Net increase (decrease) in cash	19	595	3,634

Cash, beginning of period	19	576	3,058

Cash, end of period	$(0)	$19	$576

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-
Non-cash investing and financing activities:
Increase in deferred financing cost	$-	$-	$-
Outstanding warrants reclassified to equity	$-	$-	$-
Conversion of debt for preferred stock	$-	$-	$-
Conversion of line of credit to preferred stock	$-	$-	$-
Preferred stock dividends	$-	$-	$-
Conversion of note payable to common stock	$(447,456)	$(4,740,215)	$(1,023,032)

See Notes to Financial Statements.

F-26

Escue Energy Inc.

(formerly known as eDoorways International Corp.)

Notes to Financial Statements as of December 31st, 2014

NOTE 1: ORGANIZATION, DESCRIPTION OF BUSINESS AND GOING CONCERN:

Escue Energy Inc., or the Company, is a Delaware corporation, incorporated in 1988. It was formerly known as Technicraft Financial, Ltd. Between 1988 and 1994, GK Intelligent Systems, Inc. between 1994 and 2005, M Power Entertainment, Inc. between 2005 and 2007, eDoorways Corporation between 2007 and 2010, eDoorways International Corporation between 2010 and 2015.

Through December 31, 2012, the Company was in the development stage and has not carried any significant operations and has generated no revenues. The Company has incurred loss since inception aggregating $6,947,844 at December 31, 2012. The development was for a web-based lifestyle information enhancement and problem solving gateway. And the development did not complete and was shelved.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due, to fund possible future acquisitions, and to generate profitable operations in the future. Management plans may continue to provide for its capital requirements by issuing additional equity securities and debt. Until August 30th, 2015, the outcome of these matters could not be predicted, especially there were no activities.

On September 1, 2015, this company signed an agreement to purchase two patents, [a] US 6394745B1 of 28-MAY-2002 Wind Turbine; and [b] Canada 2309850 of 2005/06/07 Wind Turbine, both are valued for a total value of $40 Million which consideration is payable by share issuance for the same value, on or beforeNovember 30, 2015. The financial conditions are expected to change significantly with new projects to use Wind Turbines, based on these two patents.

This company is now specializing in providing alternate energy solutions and entering Green Technology.

Basis of Presentation

Until now, this Company is in the development stage. Even with the purchase of Wind Turbine Patents, this company would continue to be in the development stage, until the new projects take off. This company has therefore used the enterprise reporting under the provisions of Statement of Financial Accounting Standards ("SFAS") no. 7. The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results will differ from those estimates. Included in these estimates are legal risks and exposures, valuation of stock-based compensation, the potential outcome of future tax consequences of events that have been recognized in the financial statement or tax returns.

Financial Statements for the past three years, 2009, 2010 and 2011

For these three past years, the management prepared the financial statements. Engaged the independent audit firm for audit. Though the audit was almost done, it remains unfinished since this company virtually stopped all the developmental projects and ran into cash flow issues. However, this company is now making necessary arrangements for completing the audit for these three past years.

F-27

Escue Energy Inc.

(formerly known as eDoorways International Corp.)

Notes to Financial Statements as of December 31st, 2014

Reclassification

Certain amounts in the financial statements of the prior year have been reclassified to conform to the presentation of the current year for comparative purposes.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less, when purchased, to be cash equivalents.

Concentration of Credit Risks

The Company is subject to concentrations of credit risk primarily from cash and cash equivalents.

The Company's cash and cash equivalents accounts are held at financial institutions and are insured by the Federal Deposit Insurance Corporation, or the FDIC, up to $250,000. As of December 31, 2014, there were no cash balances in excess of federally insured limits.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10-S99, Revenue Recognition-Overall-SEC Materials. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured. Since inception and until now, this company has not earned any revenue.

Product Concentration

The Company worked on a web-based personal lifestyle information enhancement and problem solving gateway, lifestyle information source, and business-to-consumer marketplace. The developers could not complete for various reasons. Also, there were no activities since 2012 until now.

Fair Value of Financial Instruments

The Company accounts, for assets and liabilities measured at fair value on a recurring basis, in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC 820. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity's own assumptions.

The Company did not have any Level 2 or Level 3 assets or liabilities as of December 31, 2014, with the exception of its convertible promissory notes. The carrying amount of the convertible promissory notes at December 31, 2014 approximate their respective fair value based on the Company's incremental borrowing rate.

F-28

Escue Energy Inc.

(formerly known as eDoorways International Corp.)

Notes to Financial Statements as of December 31st, 2014

Additional Disclosures Regarding Fair Value Measurements

The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, interest payable, advances payable, and notes and convertible promissory notes payable approximate their fair value due to the short maturity of these items.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with ASC 815.

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with ASC 470-20, Debt with Conversion and Other Options. Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40, Contracts in Entity's own Equity, provides that, among other things, generally, if an event is not within the entity's control, such contract could require net cash settlement and shall be classified as an asset or a liability.

The Company needs to determine whether the instruments issued in the transactions are considered indexed to the Company's own stock. The Company's outstanding instruments did not contain a fixed conversion rate at December 31, 2014. The embedded conversion feature associated with such instruments at December 31, 2014 is not significant.

Advertising

The Company expenses advertising costs as incurred. In 2014, the company did not spend any money for the advertising.

Income Taxes

Income taxes are accounted for in accordance with the provisions of ASC Topic 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized, but no less than quarterly.

F-29

Escue Energy Inc.

(formerly known as eDoorways International Corp.)

Notes to Financial Statements as of December 31st, 2014

Software Development Costs

Costs incurred in the research and development of software products are expensed as incurred until technological feasibility has been established. After technological feasibility is established, any additional costs are capitalized in accordance with ASC No. 985-30, Software-Research and Development. Costs of maintenance and customer support are charged to expense when related revenue is recognized or when those costs are incurred, whichever occurs first. The Company believes that the current process for developing software is essentially completed concurrently with the establishment of technological feasibility; accordingly, no software development costs have been capitalized at December 31, 2014.

Share-Based Payment

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation-Stock Compensation, or ASC 718. Under the fair value recognition provisions of this topic, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, which is the vesting period.

Recent Accounting Pronouncements

Recent accounting pronouncements have been issued but deemed by management to be outside the scope of relevance to the Company.

Basic and Diluted Earnings Per Share

Basic earnings per share are calculated by dividing income available to stockholders by the weighted-average number of shares of Common Stock outstanding during each period. Diluted earnings per share are computed using the weighted average number of shares of Common Stock and dilutive Common Stock share equivalents outstanding during the period. Dilutive Common Stock share equivalents consist of shares issuable upon the exercise of stock options and warrants (calculated using the modified-treasury stock method).

	For the years ended
	December 31,
	2014	2013
Numerator:
Net loss attributable to common stock	$(1,088,194)	$(3,858,123)

Denominator:
Denominator for basic earnings per share-
Weighted average shares outstanding	2,270,117,716	174,261,104
Denominator for diluted earnings per share-
Weighted average shares outstanding	2,270,117,716	174,261,104

Basic earnings per share	$(0.000479)	$(0.02214)
Diluted earnings per share	$(0.000479)	$(0.02214)

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives of three years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

Depreciation expense amounted to $0 during 2014.

F-30

Escue Energy Inc.

(formerly known as eDoorways International Corp.)

Notes to Financial Statements as of December 31st, 2014

NOTE 3: NOTES AND CONVERTIBLE NOTES PAYABLE

During the period beginning January 1, 2006 and ending December 31, 2009, the Company issued notes payable and a line of credit aggregating $3,479,537. In that same period, the Company made principal prepayments aggregating $1,194,935. Interest expense of $5,552,353 was recognized by the Company in connection with these conversions.

The Company had convertible notes payable aggregating $14,272 outstanding at December 31, 2010. During 2011, the Company issued additional notes payable aggregating $32,500. The Convertible Notes Payable did not bear any interest. The Convertible Notes Payable matured between August 2010 and January 2012. Entries for this maturity effect were made in 2013 accounts

During 2011, an aggregate of $32,500 convertible notes payable were converted into 1,875,000 shares of common stock. Interest expense of $22,500 was recognized by the Company in connection with these conversions.

During 2008, payments were made on behalf of the Company by a certain vendor in total of $10,800. This obligation carries no stated terms and remains outstanding at December 31, 2011.

On March 30, 2007, the Company entered into a Securities Purchase Agreement. During April 2008, the Company received notice of default from the holders of these convertible debentures, because the Company had not issued shares of common stock based on conversion notices from the holders of the Convertible Debentures. On August 29, 2008, and amended January 26, 2009, and further amended on August 4, 2009, the Company and the holders of the Convertible Debentures entered into a repayment agreement on the notes ("New Notes"). Under the terms of the New Notes, the Company will be required to make monthly payments in the following amounts beginning April of 2009:

	Monthly Amount	Total Each Period
Months 1-3	$37,783	$113,349
Months 4-6	53,976	161,927
Months 7-12	80,963	485,779
Months 13-24	134,039	1,619,266
Months 25-36	242,889	2,914,679
Total		$5,295,000

On August 4, 2009, the Company entered into an amendment to the New Notes. Under the amendment to the New Notes, the Company, at its option, can elect to make payments with common stock of the Company at the current market value. The number of shares of common stock to be issued upon each payment shall be determined by dividing the amount of the monthly payment by the Conversion Price. The Conversion Price shall equal the lowest trading price for the common stock during the five day trading period ending one day prior to the date that the Company gives the notice that it intends to make its payment in stock.

As of December 31, 2014 $323,625 was outstanding on the New Notes together with the accrued interest.

NOTE 4: STOCKHOLDERS' DEFICIT

Preferred Stock- Series A

Series A Convertible Preferred Stock, or Series A Preferred Stock, have a par value of $0.001 per share.

The holders of Series A Preferred Stock shall receive a dividend of 6% per annum, payable semi-annually. Each share of Series A Preferred Stock carries voting rights equal to the number of common stock equivalents held on the date of the vote. The shares of Series A Preferred Stock, and any accrued dividends, are convertible into shares of common stock, at any time, at a rate of $6.00 per common stock share as adjusted for certain events. The shares of Series A Preferred stock can also be redeemed at a rate of $6.00 per share, plus any accrued dividends.

F-31

Escue Energy Inc.

(formerly known as eDoorways International Corp.)

Notes to Financial Statements as of December 31st, 2014

As on September 27th, 2015 there are 1,000 shares as authorized, issued and outstanding.

Preferred Stock- Series B

As on September 27th, 2015 there are 4,000,000 shares as authorized in Preferred Stock – Series B, with the par value of $0.001 per share. No shares are issued in Preferred Stock – Series B.

The holders of Series B Preferred Stock are not entitled to dividends and the shares of Series B Preferred Stock carry no liquidation preference. The shares of Series B Preferred Stock are convertible into shares of common stock, at any time, at a rate of 3.15 shares of common stock for each one share of Series B Preferred Stock.

Preferred Stock- Series C

As on September 27th, 2015 there are 9,100,100 shares as authorized in Preferred Stock – Series C, with the par value of $0.001 per share. No shares are issued in Preferred Stock – Series C.

The holders of Series C Preferred Stock are not entitled to dividends and the shares of Series C Preferred Stock carry no liquidation preference. Each share of Series C Preferred Stock carries 4 times the number of common stock votes. The shares of Series C Preferred Stock are convertible into shares of common stock, at any time, at a rate of conversion of 4 shares of common stock for each one share of Series C Preferred Stock. The shares of Series C Preferred stock can also be redeemed at a rate of $4.00 per share.

Preferred Stock- Series D

As on September 27th, 2015 there are 1,000 shares as authorized in Preferred Stock – Series D, with the par value of $0.001 per share. No shares are issued in Preferred Stock – Series D.

The holders of the Series D Preferred Stock are not entitled to dividends and the shares of Series D Preferred Stock carry a liquidating preference eight times the sum available for distribution to common shareholders. Each share of Series D Preferred Stock carries 5 times the number of common stock votes. The shares of Series D Preferred Stock are convertible into shares of common stock, one year after issuance, at a rate of conversion of 20 shares of common stock for each one share of Series D Preferred Stock. The shares of Series D Preferred Stock are not subject to reverse stock splits and other changes to the common stock of eDoorways.

Preferred Stock- Series F

As on September 27th, 2015 there are 50,000,000 shares as authorized in Preferred Stock – Series F, with the par value of $0.001 per share. 50,000 shares are issued and outstanding in Preferred Stock – Series F.

The holders of Series F Preferred Stock shall receive a dividend of 5% per annum, payable quarterly on the last day of each calendar quarter. Any accrued dividends may be converted into common stock, at the holder's option, at a rate equal to the closing price of the Company's common stock on the date each dividend is declared.

The shares of Series F Preferred Stock include a liquidation preference equal to $5,000,000, plus unpaid accrued dividends. Each share of Series F Preferred Stock carries 1 vote. The shares of Series F Preferred Stock are convertible into shares of common stock, 90 days after issuance, at a rate of conversion of 5 shares of common stock for each one share of Series F Preferred Stock.

F-32

Escue Energy Inc.

(formerly known as eDoorways International Corp.)

Notes to Financial Statements as of December 31st, 2014

Preferred Stock- Series G

As on September 27th, 2015 there are 60,000,000 shares as authorized in Preferred Stock – Series G, with the par value of $0.001 per share. 47,696 shares are issued and outstanding in Preferred Stock – Series G

The holders of Series G Preferred Stock are not entitled to dividends and the shares of Series G Preferred Stock carry no liquidation preference. Each share of Series G Preferred Stock carries 1 vote. The shares of Series G Preferred Stock are convertible into shares of common stock, six months after issuance, at a rate of conversion of 1.5 shares of common stock for each one share of Series G Preferred Stock.

Preferred Stock- Series H

As on September 27th, 2015 there are 10,000,000 shares as authorized in Preferred Stock – Series H, with the par value of $0.001 per share. No shares are issued in Preferred Stock – Series H.

The holders of Series H Preferred Stock are not entitled to dividends and the shares of Series H Preferred Stock carry no liquidation preference. Each share of Series H Preferred Stock carries 1vote. The shares of Series H Preferred Stock are convertible into shares of common stock, 90 days after issuance, at a rate of conversion of 5 shares of common stock for each one share of Series H Preferred Stock.

Stock Option Plan

During 1998, this company established a stock option plan subsequently amended and now known as the "2004 Stock Option Plan" to promote its interests by attracting and retaining exceptional employees and directors. The Plan provides for the issuance of up to 2,000,000 shares of common stock. Any employee or consultant is eligible to be designated a participant. The Board has sole and complete authority to determine the employees to whom options shall be granted, the number of each grant and any additional conditions and limitations. The exercise price shall not be less than the fair market value of the underlying shares. In March 2009, the Company issued 2,000,000 shares under the stock incentive compensation program.

In July 2009, the Company terminated the 2004 Stock Option Plan.

NOTE 5: INCOME TAXES

A reconciliation of the Company's effective tax rate to the statutory federal rate is as follows:

	Years Ended
	December 31,
	2014	2013
Statutory federal rate	-34.0%	-34.0%
State income taxes net of federal income tax benefit	-5.2%	-5.2%
Permanent differences for tax purposes, primarily due non-cash financing costs	14.7%	7.3%
Change in valuation allowance	24.5%	31.9%
Effective income tax rate:	0.0%	0.0%

F-33

Escue Energy Inc.

(formerly known as eDoorways International Corp.)

Notes to Financial Statements as of December 31st, 2014

The components of the deferred tax assets and liabilities are as follows:

	December 31,
	2014	2013
Deferred tax assets:
Net operating loss carryovers	$2,270,117	$2,581,248
Stock-based compensation	-	-
Other temporary differences	-	-
Total deferred tax assets	2,270,117	2,581,248
Valuation allowance	(2,270,117)	(2,581,248)
Net deferred tax asset	$-	$-

At December 31, 2012, the Company had available net operating loss carryovers of approximately $6.9 million that may be applied against future taxable income and expires at various dates between 2026 and 2031, subject to certain limitations. The Company has a deferred tax asset arising substantially from the benefits of such net operating loss deduction and has recorded a valuation allowance for the full amount of this deferred tax asset since it is more likely than not that some or all of the deferred tax asset may not be realized.

NOTE 6: COMMITMENTS

As of January 2009, the Company entered into a three year employment agreement with an employee. The agreement will renew for an additional three years at the end of the term, unless notification is given by either party to terminate. The aggregate compensation to be paid under the agreement amounts to $360,000 per year. The agreement also provided for 50,000 shares of restricted common stock to be issued upon signing the agreement. If the employee arrangement is terminated without cause by the Company, the Company is under obligation to pay the employee, in lump sum cash within 10 days of termination, the three times the annual base salary of the employee, plus the average for the last three annual incentive bonuses actually paid to the executive. If the employment agreement is terminated with cause, the Company has no liability for further payments.

Year	Commitments
2012	$360,000
2013	$360,000
2014	$360,000

NOTE 7: CONTINGENCIES

Prior to January 1st, 2012, this Company received quite a few legal notices for non-payment and non-fulfillment of obligations for the various projects in the development stage. This company had an in-house attorney to defend, conciliate, negotiate and settle all such claims. These are all very common for a cash trapped companies. These matters arise in the normal course of business. Since this company had no activities since 2012 and until now, the claimants did not pursue legal action, though it may not be correct to conclude that the claimants dropped the legal action. This company expects many possible claims, when the cash flow begins with new projects or otherwise. The legal department negotiated almost all the claims with share issuance. Yet, this company expects litigation and many more claims in the future. While the company is fully prepared to defend, it is not at all possible to estimate the claims. Hence, no provision is made in the financial statements.

F-34

Escue Energy Inc.

(formerly known as eDoorways International Corp.)

Notes to Financial Statements as of December 31st, 2014

NOTE 8: DEBT FORGIVEN AGREEMENTS

This company negotiated and signed many debt forgiven agreements. Some creditors agreed orally, but not did not sign. This company expects no future litigation. Further, it is almost impossible to determine the possible future liability in this regard. Hence no provision is made in the financial statements.

NOTE 9: PAYABLES

By applying the law of limitation, this company removed the payables from the books and accounted it as other income. Even if it is as per law, this company expects claims in the future in this regard. Further, it is almost impossible to determine the possible future claims from the payables. Hence no provision is made in the financial statements.

The Board of Directors approved the financial statements including the notes on accounts for the three years, 2012, 2013 and 2014 today, the 27th day of September, 2015

F-35

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

SEC registration fee	$600
Accounting & Administrative expenses	$19,400
Legal fees	$15,000
Total	$35,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the past three (3) fiscal years ended December 31, 2014 and in the period January 1, 2015 to date hereof, the Company has issued unregistered securities as follows: [Note all shares are pre-split prior to 1-for-2,000 reverse split which was effective on June 23, 2015]

Date	Nature of Issuance	No. of Shares	Price per Share

Q1 2012	Debt Conversion	7,774,443	$0.0181
Q1 2012	Consulting Services	801,282	$0.0156
Q2 2012	Debt Conversion	14,635,740	$0.0490
Q2 2012	Consulting Services	3,903,908	$0.0374
Q3 2012	Debt Conversion	3,600,000	$0.0016
Q3 2012	Consulting Services	5,342,249	$0.0250
Q3 2012	Rule 504 Reg. D - Wisconsin	3,445,555	$0.0086
Q4 2012	Debt Conversion	10,715,233	$0.0092
Q4 2012	Consulting Services	9,674,941	$0.0133
Q4 2012	Rule 540 Reg. D – Florida	1,000,000	$0.0056
Q1 2013	Debt Conversion	17,900,000	$0.0015
Q1 2013	Prom. Note Conversion	2,000,000	$0.0050
Q2 2013	Debt Conversion	19,773,736	$0.0022
Q2 2013	Consulting Services	2,760,000	$0.0006
Q2 2013	Prom. Note Conversion	4,310,270	$0.0034
Q3 2013	Debt Conversion	9,000,000	$0.0006
Q3 2013	Consulting Services	47,350,008	$0.0107
Q1 2014	Debt Conversion	1,885,143,093	$0.0005
Q2 2014	Debt Conversion	200,000,000	$0.0001
Q2 2014	Consulting Services	177,380,186	$0.0006
Q2 2014	Prom. Note Conversion	33,333,333	$0.0006

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The shares issues which were for services provided in the areas of marketing and product research and development. Not one of these sophisticated investors is in the business of raising money for investment activities and therefore were not promoters. All shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the rules promulgated under that Section, except for certain issuances where "tacking period" provisions permitted issuance without a restrictive legend.

In instances described above where we issued securities in reliance upon Section 4(2) under, the Securities Act, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the sale of the stock took place directly between the offeree and us; (f) the offeree in each was sophisticated, able to bear the risks of investment, and able to fend for himself; and (g) all shares were taken for investment and not with a view to distribution, and appropriate legends were placed on share certificates.

ITEM 16. EXHIBITS

Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date

3.1	Certificate of Incorporation	X
3.2	By-Laws	X
4.1	Specimen Stock Certificate	(1)
5.1	Legal Opinion of Robert J. Huston, III, Esq.	(1)
10.1	Employment Agreement between the Company and Sohail Quraeshi dated April 1, 2015	X
10.2	Employment Agreement between the Company and Madhu Sethi dated April 1, 2015	X
10.3	Employment Agreement between the Company and Shahmir Quraeshi dated April 1, 2015
10.4	Patent Sale Agreement between the Company and Escue Wind S.L. dated September 1, 2015	X
23.1	Consent of Independent Auditors	X
23.2	Consent of Robert J. Huston, III, Esq. (Included with Exhibit 5.1)

___________

(1) To be filed by Amendment

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ITEM 17. UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

31

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Escue Energy, Inc.

Date: October 23, 2015	By:	/s/ Sohail Quraeshi
Sohail Quraeshi
Chief Executive Officer and Principal Executive Officer

Date: October 23, 2015	By:	/s/ Shahmir Quraeshi
Shahmir Quraeshi
Principal Financial Officer and Principal Accounting Officer

32